Exhibit 10.2

GENON ENERGY

SEVERANCE PAY PLAN

Effective December 3, 2010

As Amended and Restated June 1, 2012

GENON ENERGY

SEVERANCE PAY PLAN

Page

ARTICLE 1 - PURPOSE AND ADOPTION OF PLAN	1

ARTICLE 2 - DEFINITIONS	1

ARTICLE 3 - ELIGIBILITY FOR BENEFITS	6

ARTICLE 4 –SEVERANCE BENEFITS	8

ARTICLE 5 – CLAIMS PROCEDURE	11

ARTICLE 6 - ADMINISTRATION	13

ARTICLE 7 - MISCELLANEOUS	14

APPENDIX A – FORM OF RELEASE

APPENDIX B – MIRANT SERVICES SEVERANCE PAY PLAN

APPENDIX C – RRI ENERGY, INC. STANDARD SEVERANCE PLAN

APPENDIX D – RRI ENERGY, INC. SEVERANCE PLAN MARKET ZONES E215 AND ABOVE AND C215 AND ABOVE

APPENDIX E – RRI ENERGY, INC. EXECUTIVE SEVERANCE PLAN

GENON ENERGY

SEVERANCE PAY PLAN

ARTICLE 1 - PURPOSE AND ADOPTION OF PLAN

1.1                               Adoption of Plan.  GenOn Energy Services, LLC (the “Company”) sponsors and maintains this GenOn Energy Severance Pay Plan, (formerly the Mirant Services Severance Pay Plan) as amended and restated herein.  The Plan was adopted by the Company effective December 3, 2010 for eligible employees hired on or after December 3, 2010 and effective January 1, 2012 for eligible employees hired before December 3, 2010.

Prior to January 1, 2012, individuals who were non-bargaining employees of Mirant Services, LLC or its affiliates hired before December 3, 2010 are eligible for benefits under the Mirant Services Severance Plan, subject to the terms of the plan as in effect on December 2, 2010.

Likewise, prior to January 1, 2012, individuals who were non-bargaining employees of RRI Energy Corporate Services, LLC or its affiliates hired before December 3, 2010 are eligible for benefits under the RRI Energy, Inc. Standard Severance Plan, the RRI Energy, Inc. Severance Plan for Market Reference Zones E215 and Above and C215 and Above or the RRI Energy, Inc. Executive Severance Plan, subject to the terms of the applicable plan as in effect on December 2, 2010.

The Plan shall be an unfunded severance pay plan that is a welfare plan as such term is defined by the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), the benefits of which shall be paid solely from the general assets of the Company.

1.2                               Purpose.  The Plan is primarily designed to provide benefits to Eligible Employees of Participating Companies, as those terms are defined in Article 2 below, who are involuntarily terminated by a Participating Company. The Plan shall be interpreted and administered in a manner that is consistent with this intent.

1.3                               Effect on Other Plans Sponsored by A Participating Company.  Nothing herein is intended to or shall be construed to require the Company or a Participating Company to institute or continue in effect any particular plan or benefit sponsored by a Participating Company.  The Company and any Participating Companies hereby reserve the right to amend or terminate any benefit plans or programs, including this Plan, at any time in accordance with the procedures set forth in such plans or programs.

ARTICLE 2 - DEFINITIONS

As used in this document, the masculine pronoun shall be construed to include the feminine pronoun and singular shall include the plural where the context so requires.

2.1                               “Affiliate” means an entity (other than the Company) which is (a) a member of a “controlled group of corporations” (within the meaning of Code Section 414(b)) with the Company, (b) a trade or business under common control (within the meaning of Code Section 414(c)) with the Company, (c) any organization which is a member of an “affiliated service group” (within the meaning of Section 414(m)) which includes the Company, and (d) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.2                               “Base Salary.”  See Section 2.29.

2.3                               “Claimant.”  See Article 5.

2.4                               “Claims Reviewer.”  See Article 5.

2.5                               “COBRA” means the elective continuation coverage provisions of Code Section 4980B.

2.6                               “COBRA Coverage” means any continuation coverage to which a Participant or his dependents may be entitled pursuant to Code Section 4980B.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8                               “Committee” means the GenOn Energy Benefits Committee or any successor committee appointed by the Company to administer the Plan or its designee.

2.9                               “Company” means GenOn Energy Services, LLC and any successor to GenOn Energy Services, LLC.

2.10                        “Effective Date” of the plan is December 3, 2010 for employees hired by the Company or an Affiliate on or after December 3, 2010 and January 1, 2012 for employees hired by the Company, a Mirant Corporation Affiliate or an RRI Energy, Inc. Affiliate before December 3, 2010.

2.11                        “Election Form and Waiver Agreement” or “Release” means the agreement drafted by the Company and provided to the Employee by the Plan Administrator or its designee as provided in Section 4.1 hereof, the current version of which is substantially in the form of Appendix A attached hereto.

2.12                        “Eligible Employment Classification” means those employment classifications (as determined by the Company) set forth in Section 4.2(b).

2.13                        “Eligible Employee” means an Employee who:

(1)                                 is classified for payroll purposes by the Company as a regular full-time or part-time employee of a Participating Company who is regularly scheduled to work at least 20 hours per week; and

(2)                                 has successfully completed any probationary period imposed by a Participating Company on new Employees; and

(3)                                 is either (A) actively at work on his Termination Date or, if not, is capable of returning to work within twelve (12) weeks of the beginning of any leave of absence; or (B) employed by a Participating Company and designated by the Committee, at its sole discretion, as eligible to participate in this Plan.

Notwithstanding the above provisions and unless specifically designated as eligible by the Committee, the term Eligible Employee shall not include any Employee or other individual who is:

(a)                                 covered by a collective bargaining agreement between a union and a Participating Company unless the collective bargaining agreement expressly provides for participation in this Plan;

(b)                                 deemed to be an employee of a Participating Company pursuant to regulations under Code Section 414(o);

(c)                                  classified by a Participating Company as a temporary or seasonal employee;

(d)                                 a leased employee within the meaning of Code Section 414(n)(2);

(e)                                  classified by a Participating Company as an independent contractor or a leased employee (including those who are at any time reclassified as employees by the Internal Revenue Service or a court of competent jurisdiction);

(f)                                   covered by another plan, program, policy or agreement, whether written or unwritten, relating to the payment of severance or unemployment benefits of any kind by the Company or the individual’s Participating Company;

(g)                                  covered by an outsourcing agreement between a third party and the Participating Company; or

(h)                                 has otherwise waived participation under this Plan.

For purposes of subsection (e) above, any individual who pays self-employment tax in lieu of withholding is deemed to have consented to his or her designation as an independent contractor.  If an independent contractor, an individual covered under an outsourcing agreement, or a leased employee subsequently becomes reclassified as an employee, such an individual may only participate in the Plan prospectively from the date of such reclassification rather than from its effective date.  Any prior service by such individual as an independent contractor, an outsourced individual or a leased employee does not count as a Month of Service or a Year of Service under the Plan.

2.14                        “Employee” means an individual who is considered by the Company or a Participating Company to be an employee for the purposes of federal income tax withholding.

2.15                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16                        “Employee Outplacement Services” means services established by the Company from time to time for the purpose of assisting Participants in finding employment outside of the Company or any Participating Company.  The level and type of services that each Participant is eligible to receive shall be determined in the sole discretion of the Plan Administrator on a case by case basis and the Plan Administrator is not bound by prior determinations.

2.17                        “Group Welfare Benefits Plan” means the GenOn Energy Group Welfare Benefits Plan, as amended from time to time.

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2.18                        “Mirant Corporation Affiliate” means an affiliate or former affiliate of Mirant Corporation as designated by the Committee.

2.19                        “Month of Service” includes any calendar month during which a Participant has worked at least one (1) hour or was on an approved leave of absence (subject to subsection (c) below) while in the employ of a Participating Company, including any Southern Company Affiliate for periods prior to April 2, 2001 and including any RRI Energy, Inc. Affiliate or Mirant Corporation Affiliate for periods prior to December 3, 2010, but shall not include:

(a)                                 any service which is not included in the employee’s “adjusted service date” as determined by the Company, in its sole discretion, and reflected in the Company’s employment records;

(b)                                 any service for which the Participant has previously received credit for purposes of calculating a severance benefit of any type paid on account of termination of employment with a Participating Company; and

(c)                                  any leave of absence, whether approved or unapproved in excess of 180 days, unless the absence is for approved military leave and the Employee is reinstated to active employment following the military leave as required by law and in conformity with the policies of the Participating Company.

“Months of Service” prior to December 3, 2010 shall be calculated under the terms of the applicable severance pay plan sponsored by a Mirant Corporation Affiliate or an RRI Energy, Inc. Affiliate, as determined by the Company.

In the event of any ambiguity or inconsistency in the Company’s or a Participating Company’s records, or this Paragraph with regard to determining Months of Service, the Company, in its sole discretion, will determine the Participant’s Months of Service for purposes of this Plan.

2.20                        “Other Payments.” See Section 3.4.

2.21                        “Participant” means an Eligible Employee who meets the eligibility requirements of Article 3 of the Plan.

2.22                        “Participating Company” means the Company and any Affiliate, which, with the approval of the Company, adopts this Plan for the benefit of its Eligible Employees.

2.23                        “Plan” means the GenOn Energy Severance Pay Plan, as amended from time to time.

2.24                        “Plan Administrator” means the Committee.

2.25                        “Pro Rata Bonus” means a pro rata payment of the Target Annual Bonus for which a Participant would have been eligible but for the Participant’s termination of employment with a Participating Company, calculated as follows:

(a)                                 For any Participant whose Termination Date occurs on or after January 1 of any calendar year, but prior to December 1 of that calendar year, the Pro Rata Bonus is based on the Participant’s Target Annual Bonus, prorated according to the number of months of employment with the Participating Company during such calendar year.

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(b)                                 For any Participant whose Termination Date occurs on or after December 1 of any calendar year, but prior to January 1 of the following calendar year, the Pro Rata Bonus will be equal to the actual annual bonus amount that would have been paid to the Participant but for his termination from the Participating Company to be paid in March of the following calendar year.

(c)                                  For purposes of determining the number of months of employment during any calendar year, a Participant who has worked at least one (1) hour of the month or was on an approved leave of absence will be given credit for such month.

(d)                                 For any Participant whose Termination Date occurs on or after January 1 of any calendar year, but prior to the payment of the annual bonus amount for the prior calendar year, in addition to any amount otherwise determined under this Section 2.26, the Participant’s Pro Rata Bonus shall include the actual annual bonus amount that would have been paid to the Participant for such prior calendar year but for his termination with the Participating Company to be paid in March of the year the Participant is terminated.

2.26                        “Retiree Plan” means the GenOn Energy Group Welfare Benefits Plan.

2.27                        “RRI Energy, Inc. Affiliate” means an affiliate or a former affiliate of RRI Energy, Inc. as designated by the Committee.

2.28                        “Southern Company Affiliate” means an affiliate or a former affiliate of Southern Company as designated by the Committee.

2.29                        “Straight Time Pay” or “Base Salary” for an Eligible Employee means such Employee’s annualized base rate of pay on his Termination Date, excluding any employer contributions for benefits, bonuses, commissions, premium pay, overtime pay, employee contributions for benefits or income from stock options, stock grants or any other incentive compensation.

2.30                        “Target Annual Bonus” means, with respect to a Participant, the Participant’s target bonus amount (expressed in U.S. dollars) under the annual bonus plan applicable to the Participant, calculated as an amount equal to the product of (1) the Participant’s Target Annual Bonus opportunity percentage under the Company’s short-term incentive plan and (2) the Participant’s Base Salary.

2.31                        “Termination Date” means the date on which an Employee is separated from a Participating Company’s regular payroll (which is a “separation from service” as defined in Code Section 409A).  Payment by the Participating Company of any amount under this Plan in any period subsequent to the Employee’s separation from the Participating Company’s regular payroll does not alter or extend his Termination Date.

2.32                        “Years of Service” shall mean the total of an Employee’s Months of Service divided by twelve (12) rounded to the nearest whole year, rounding up if the remaining number of months is seven (7) or greater and rounding down if the remaining number of months is less than seven (7).

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ARTICLE 3 - ELIGIBILITY FOR BENEFITS

3.1                               Eligibility to Receive Benefits. Subject to the exceptions set forth in Section 3.2, any Eligible Employee of a Participating Company (i) whose employment is involuntarily terminated (as determined by the Committee in its sole discretion) on or after the Effective Date or (ii) whose termination is initiated by a Participating Company on a date to be determined by the Participating Company and mutually agreed upon by the Participating Company and the Eligible Employee shall be eligible to receive benefits under the Plan, the amount and type of which shall be determined by Article 4.

3.2                               Exceptions to Eligibility Criteria.  An Employee of a Participating Company is not eligible to receive the benefits under the Plan if the Employee:

(a)                                 has entered into an individual agreement that provides for severance benefits with a Participating Company greater than the benefits available under the Plan, as set forth in Section 3.4 herein;

(b)                                 voluntarily terminates his employment for any reason, including but not limited to an otherwise Eligible Employee who chooses to resign before the Termination Date selected by the Participating Company;

(c)                                  is terminated by a Participating Company as a result of insubordination, misconduct, negligence, dishonesty, excessive absenteeism, incarceration, acts detrimental or destructive to a Participating Company or its Affiliates, violation of a Participating Company’s rules or policies, unacceptable performance (including, but not limited to, the failure to satisfactorily carry out duties related to the Employee’s position), or failure to satisfactorily demonstrate competency to perform the Employee’s job duties (all of the foregoing as determined by the Company or Participating Company in its sole discretion);

(d)                                 is offered continued employment with a Participating Company or any Affiliate in a position with a “similar cash compensation” regardless of whether the Employee accepts such employment unless such employment is: (i) more than 50 miles from the location at which the Employee was stationed immediately prior to the Termination Date, and (ii) farther from the Employee’s primary residence than was the location at which the Employee was stationed immediately prior to the Termination Date;

(e)                                  is eligible to receive the benefits of any other voluntary or involuntary severance or separation or program or agreement maintained by a Participating Company, including the Mirant Corporation Change in Control Plan, effective May 8, 2006 (“Mirant Plan”) if the Employee was a participant in the Mirant Plan as of December 3, 2010, for the two-year period commencing on December 3, 2010 or an RRI Energy, Inc. Change in Control Agreement if the Employee was a party to such agreement as of December 3, 2010, for the two-year period commencing on December 3, 2010 (as determined by the Committee in its sole discretion); or

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(f)                                   is offered a position with similar base salary, responsibilities and duties, as determined by the Company, with any employer that succeeds by way of agreement, merger, sale or outsourcing contract to all or any portion of the business of a Participating Company (as determined by the Committee in its sole discretion).

A position shall have a “similar cash compensation” if the sum of Base Salary and Target Annual Bonus of the position (as determined by the Committee in its sole discretion) is at least 90% of the sum of the actual Base Salary plus Target Annual Bonus which the Employee is receiving in his current position.

3.3                               Determination of Eligibility.  The Committee (or its designee) shall automatically determine each person’s eligibility for participation in this Plan prior to an Eligible Employee’s Termination Date.  All determinations shall be made by the Committee in its sole and complete discretion and shall be conclusive and binding on all persons.  All Eligible Employees shall receive written notification from the Company of their eligibility to receive a benefit hereunder.

3.4                               Other Severance Benefits.  To the extent permitted by law, benefits under the Plan shall be reduced by any severance pay, payments made in lieu of notice and/or any other payments made under federal (e.g., the WARN Act), state or local law to which an Employee is, or in the future becomes, entitled (the “Other Payments”); provided, however, that no such reduction shall cause an Employee’s severance benefit calculated under Article 4 of the Plan to be less than one week of the Employee’s Straight Time Pay.

In addition, any severance benefit amount to which any Employee may otherwise be entitled under the Plan shall be reduced by the amount of any salary, wages or other compensation (as determined by the Company) such Employee receives from a Participating Company with respect to any period of paid leave of absence of such Employee that immediately precedes any permanent termination of the Employee’s employment with a Participating Company.

In the event that the Employee has already received a payment under this Plan, and is subsequently found to be entitled to any Other Payments, the amount previously paid to the Employee under this Plan shall be recharacterized as, and applied toward, fulfillment of the Other Payments.  In such situation, benefits payable under this Plan shall be recalculated such that the amount payable under this Plan shall be the amount determined by application of Article 4 (if applicable), minus the amount of the Other Payments.

Notwithstanding any other provision of this Plan, if the value of the Other Payments exceeds the value of benefits under this Plan, then the value of any benefits the Eligible Employee is entitled to under the Plan, if any, shall be determined by the Committee in its sole discretion.

In the event that an Employee becomes eligible to receive benefits under the Plan and any such benefit duplicates a benefit that would otherwise be provided under any other plan, program, arrangement or agreement as a result of the Participant’s termination of employment, then the Participant shall be entitled to receive the greater of the benefit available under the Plan, on the one hand, and the benefit available under such other plan, program, arrangement or agreement, on the other, but not both.

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3.5                               Reemployment.  Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee who is re-employed by a Participating Company (a) prior to his or her receipt of benefits under this Plan, or (b) while he or she is currently receiving payments or benefits under this Plan, shall cease to be entitled to any further benefits under the Plan after the date of re-employment and all benefit payments under the Plan will end immediately upon the Participant’s re-employment date.

3.6                               Impact on Other Benefits.  Except as otherwise required by law or provided in the applicable benefit plan or policy, any and all employee insurance and welfare benefits, defined contribution plan contributions and pension accruals shall cease as of the Participant’s Termination Date, and severance payments and benefits hereunder shall not be included as covered compensation under such benefit plans or policies.

3.7                               Conditions on Payment of Benefits.  Payment of benefits under this Plan shall be subject to and conditioned upon the Eligible Employee’s compliance with each of the following requirements:

(a)                                 The Eligible Employee must return all Participating Company property on or before his or her last day worked or as otherwise requested by the Participating Company;

(b)                                 The Eligible Employee must continue to work in a satisfactory manner during any notice period through the Termination Date or, if the Eligible Employee is released from performing job-related duties earlier by his manager, supervisor or other designated official, through his or her last day worked;

(c)                                  The Eligible Employee must cooperate in transitioning his work in consultation with his or her manager, supervisor or other designated official; and

(d)                                 The Eligible Employee must (1) submit an executed Election Form and Waiver Agreement with the Plan Administrator not later than the deadline determined by the Company and (2) must allow such Election Form and Waiver Agreement to become effective.

ARTICLE 4 —SEVERANCE BENEFITS

4.1                               Eligibility.  Any Participant shall receive benefits under this Article 4 if: (i) the Participant meets all terms and conditions for receipt of benefits under the Plan; (ii) the Participant submits an executed Election Form and Waiver Agreement to the Plan Administrator not later than the deadline determined by the Company; and (iii) allows such Election Form and Waiver Agreement to become effective.  If an Election Form and Waiver Agreement is not properly executed (as determined by the Committee in its sole discretion) and submitted by the deadline, or is revoked before its effective date, the Plan Administrator will interpret the failure or revocation as a rejection of the benefits under the Plan.  In all cases, the Participant must be given at least 45 days to consider whether to participate in the Plan and whether to execute the Waiver and Release.  Each Participant is hereby advised to consult an attorney before signing a Waiver and Release.

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4.2                               Amount of Cash Severance Benefit.  Any Participant who meets the requirements of Sections 3 and 4.1 are eligible for the benefits described in subsection (a) below.  Notwithstanding the foregoing, if such Participant is in an Eligible Employment Classification (as set forth in Section 4.2(b)) immediately prior to his or her Termination Date, the Participant shall be eligible for the benefits described in subsections (a), (b) or (c) below, whichever is greater in value, plus an amount equal to the Participant’s Pro Rata Bonus.

(a)                                 Service-Based Benefit — an amount equal to 2 weeks’ Straight Time Pay per Year of Service, provided that such cash benefit shall not be less than 4 weeks at Straight Time Pay nor more than 52 weeks of Straight Time Pay;

(b)                                 Classification-Based Benefit — for each Eligible Employment Classification as described below, an amount equal to the sum of the amount described under “Severance Pay.”

Eligible Employment Classification	Severance Pay
Chief Executive Officer, Chief Operating Officer and President	Two times annual Base Salary, plus two times the Participant’s Target Annual Bonus amount.
Executive Vice President and Senior Vice Presidents	One and one-half times annual Base Salary, plus one and one-half times the Participant’s Target Annual Bonus amount.
Vice Presidents	One times annual Base Salary, plus one times the Participant’s Target Annual Bonus amount.
Directors and Director equivalents (as determined by the Company)	6 months of Base Salary.

(c)                                  Frozen Legacy Benefit — for Participants who were employed on December 3, 2010 and become eligible for benefits under this Plan after December 31, 2011, a “frozen” benefit in an amount equal to:

(i)                                     the cash benefit as of December 31, 2011 calculated under the Mirant Services Severance Pay Plan as of December 31, 2011 under (A) Sections 4.1(a) and 5.2 (a)(1) or (B) Section 5.2 (b) but not including the pro rata bonus or the benefit described under the “Medical and Dental” column, as in effect on December 2, 2010 (if Eligible Employee is a former Mirant Services employee) as attached hereto as Appendix B, or

(ii)                                  the Cash Severance Benefit as of December 31, 2011 as determined under Section 5(a) of the RRI Energy, Inc. Standard Severance Plan, Section 5(a) of the RRI Energy, Inc. Severance Plan for Market Reference Zones 215 and Above and C215 and Above, or Section 5.1 of the RRI Energy, Inc. Executive Severance Plan, as applicable, all as in effect on December 2, 2010 (if the Eligible Employee is a former RRI Energy employee), as attached hereto as Appendices C, D and E.

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4.3                               Outplacement.  A Participant who is involuntarily terminated from his employment with a Participating Company shall be eligible to receive Employee Outplacement Services in the amount and duration determined by the Company or its designee and communicated to the Participant.

4.4                               Payment of Benefits. The total amount determined pursuant to Section 4.2(a), (b) or (c) (as applicable) will be payable in a single lump sum payment as soon as practicable after the Participant’s Termination Date, but in no event later than March 15 of the calendar year following the calendar year of the Termination Date; provided, however, that:

(a)                                 Such payment is conditioned upon the Eligible Employee having completed, submitted, and allowed to become effective an Election Form and Waiver Agreement with the Plan Administrator not later than the deadline determined by the Company.  Notwithstanding the foregoing, the Eligible Employee shall not be able to influence the calendar year of payment based on the timing of his signing and submission of the Election Form and Waiver Agreement.  To that end, in the event the time period during which a completed Election Form and Waiver Agreement must be submitted and made effective (the “Relevant Period”) begins and ends in a single calendar year, payment under this Section 4.4 shall be made at any time during such period at the discretion of the Plan Administrator.  In the event the Relevant Period spans two calendar years, payment under this Section 4.4 shall be made during the second such calendar year (or any later date specified for such payment under the applicable provision of this Plan), even if the Election Form and Waiver Agreement is submitted and made effective during the first such calendar year; and

(b)                                 In the event the Participant’s Termination Date is in the month of December, the total amount under Section 4.2(a), (b) or (c) (as applicable) may be paid, subject to the conditions as set forth in paragraph (a) above and to the extent necessary for the determination of the Pro Rata Bonus amount, not later than the earlier of (i) March 15th of the following calendar year or (ii) 30 business days after the date that bonuses are actually paid to Employees of the Company under the short term incentive plan.

4.5                               Medical Coverage.

(a)                                 Eligibility.  Participants who meet the requirements in section 4.1 are eligible for group medical and dental coverage at active employee rates, provided that they timely elect COBRA Coverage for medical benefits under the Group Welfare Benefits Plan for themselves and any dependents who are qualified beneficiaries.

(b)                                 Benefits.  The medical coverage shall consist of the availability of group medical and dental coverage under the Group Welfare Benefits Plan for a period equal to the number of weeks of Base Salary for which the Participant would be eligible pursuant to section 4.2(a) or 4.2(b) under this Plan.  The medical coverage will run concurrently with the continuation coverage under COBRA.  Nothing in this Section 4.5 or any other part of this Plan is intended to extend the availability or increase the amount of any federal COBRA premium subsidy or similar governmental assistance beyond the maximum availability and amount prescribed under applicable law and regulations.

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4.6                               Benefits in the Event of Death.

(a)                                 If the Participant has signed and returned an Election Form and Waiver Agreement, but dies prior to the payment of all benefits due under Section 4.2, the Participant’s spouse, or if no spouse exists, the Participant’s surviving life insurance beneficiary under the Group Welfare Benefits Plan, or, if no such beneficiary is so designated, the Participant’s estate shall be entitled to receive such unpaid benefits.

(b)                                 If the Participant dies without having signed and returned an Election Form and Waiver Agreement, no benefits under this Plan will be payable to Participant, Participant’s beneficiaries, estate or to anyone else.

4.7                               Code Section 409A

(a)                                 All payments under this Plan, together with any other severance plans or arrangements that may be deemed aggregated with this Plan as a single plan or arrangement for purposes of Code Section 409A, are designed and intended to be exempt from the application of Section 409A of the Code by reason of the combination of the short-term deferral exemption described in Treas. Reg. Section 1.409A-1(b)(4) and the two-times and two-year exemption described in Treas. Reg. Section 1.409A-1(b)(9)(iii).  With regard to the foregoing, the short-term deferral exemption shall be deemed to apply first by operation of Section 4.3 hereof and, if for any reason the short-term deferral exemption is inapplicable to any amount, such amount, to the extent not in excess of the amount as described in Treas. Reg. section 1.409A-1(b)(9)(iii)(A), shall be paid no later than the last day of the second calendar year following the calendar year in which occurs the Participant’s separation from service.

(b)                                 With respect to any benefits under the Plan that are subject to Code Section 409A, it is the intent of the Company that the provisions of the Plan comply with Code Section 409A and accompanying Treasury regulations and guidance, including, without limitation, in the case of a Participant who is a “specified employee” within the meaning of Code Section 409A, a delay of payment of any such benefits until a date that is six months and two days after his or her Termination Date (or, if earlier, the date of his or her death).  Accordingly, notwithstanding any provision in the Plan to the contrary, this Plan will be interpreted, applied and, to the minimum extent necessary, unilaterally amended by the Company, in its sole discretion, without the consent of any Participant, as the Company deems appropriate for the Plan to satisfy the requirements of Code Section 409A.  The provision of welfare benefits under Section 4.5 of the Plan that are subject to Code Section 409A shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the provision of such benefits will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event.  The right to such welfare benefits is not subject to liquidation or exchange for another benefit.

ARTICLE 5 — CLAIMS PROCEDURE

Prior to an Eligible Employee’s Termination Date, the Committee (or its designee) shall determine whether Plan benefits are payable.  Any former Employee who believes that he is entitled to a benefit hereunder which has not been received or which is different than that which

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has been officially communicated to the former Employee, and wishes to appeal such decision must file a claim in writing with the Plan Administrator.  With respect to benefits under Article 4, Eligible Employees who may become entitled to such benefits shall be sent a written notice of eligibility in connection with their termination and must execute and return the Election Form and Waiver Agreement provided with such notice to the Company’s Human Resources Department within the time period specified in the Release.  The Committee (or, if designated by the Committee, another claims processor) is referred to as the “Claims Reviewer.”  In reviewing and making determinations with respect to any claim under the Plan, each such Claims Reviewer shall have the discretionary authority and powers of the Plan Administrator described in Article 6 below.

An Employee who has not received a written notice of eligibility in connection with his termination or an Employee or beneficiary (“Claimant”) who has a dispute regarding the amount of benefits paid, and wishes to have the decision reviewed, must submit a written claim for benefits within 120 days after the Employee’s Termination Date.  The Claims Reviewer shall notify the Claimant as to the disposition of the claim for benefits under the Plan within 90 days after the Claimant has filed his claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  If the claim for benefits under the Plan is denied by the Claims Reviewer, a written notice shall be provided to the Claimant that the claim for benefits has been denied.  Such written notice shall indicate the specific reasons for the denial of the claim for benefits, citing the specific provisions of the Plan that set forth the reason or reasons for the denial.  A Claimant who is denied a claim for benefits under the Plan and wishes to appeal must submit a written appeal of the denial with the Committee within 60 days after the Claimant’s receipt of the notice of denial of claim for benefits.  The Committee shall conduct a full and fair review of the denial of claim for benefits within 60 days after receipt of the written appeal; provided, however, that an extension, not to exceed 60 days, may be necessary in special circumstances.  Written notice of such extension shall be furnished to the Claimant prior to the commencement of the extension period.

The Claimant shall be notified in writing of the final decision of such full and fair review.  Such decision shall be written in a manner calculated to be understood by the Claimant, shall state the specific reason for the decision and shall include specific reference to the pertinent Plan provisions upon which the decision is based.

Any legal action to recover a benefit under the Plan must be filed within 60 days of the decision on appeal.  Failure to file suit within this time period shall extinguish any right to benefits under the Plan.  In no event may any legal action arising under the Plan be commenced later than the earlier to occur of the second anniversary of the Termination Date and the expiration of the applicable statute of limitations period.

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ARTICLE 6 - ADMINISTRATION

6.1                               The Committee.

(a)                                 The Committee shall be responsible for the general administration of the Plan.  As such, the Committee is the “Plan Administrator” and a “named fiduciary” of the Plan (as those terms are used in ERISA) and is the agent for the service of process with respect to the Plan.  In the absence of the appointment of a Committee, the functions and powers of the Committee shall reside with the Company.  The Committee, in the exercise of its authority, shall discharge its duties with respect to the Plan in accordance with ERISA and corresponding regulations, as amended from time to time.

(b)                                 The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide and interpret all matters arising with respect to the Plan’s administration and operation (including factual issues).  Any interpretations or decisions so made shall be conclusive and binding on all persons. The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

6.2                               Authority to Appoint Advisors and Agents.  The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan.  To the extent permitted by law, the members of the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports which are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

6.3                               Compensation and Expenses of Committee.  The members of the Committee shall receive no compensation for their duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties, including counsel fees and expenses.  Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid by the Participating Company.

6.4                               Records.  The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

6.5                               Indemnification of Committee.  The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as its delegate against all liabilities, damages, costs and expenses, including attorneys’ fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee’s gross negligence, willful neglect or willful misconduct.  The Company may purchase fiduciary liability insurance to insure its obligation under this Section.

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ARTICLE 7 - MISCELLANEOUS

7.1                               Funding of Benefits.  Neither the creation of any fund or accounts, nor the payment of benefits under the Plan shall be construed as giving any legal or equitable right to any Employee, former Employee, or beneficiary against the Company, any Participating Company, or their officers or employees except as expressly provided herein, and all obligations under the Plan shall be satisfied, if at all, only out of the general assets of the Company or a Participating Company.

7.2                               Settlement of Accounts.  Except as prohibited by applicable law, there shall be deducted from the payment of any benefit due under the Plan the amount of any indebtedness, obligations, or liabilities owed by the Participant to the Company or any Participating Company, including, but not limited to, amounts owed for loans, travel advances, and overpayments.

7.3                               Withholding.  Any payment of benefits to a Participant shall be subject to normal withholding for state, local and federal income taxes and Social Security taxes, as well as legally enforceable garnishments and authorized deductions.

7.4                               No Assignment.  Except as permitted by law and this section, no assignment of any rights or benefits arising under the Plan is permitted or recognized.  No rights or benefits are subject to attachment or other legal or equitable process.  Neither the Company, nor any Participating Company, is liable for or subject to the debts, contracts, liabilities, or torts of any person entitled to benefits under this Plan.

7.5                               Amendment, Termination and Vesting.  The Plan may be amended or terminated at any time by the Company.  No Participating Company other than the Company shall have the right to amend or terminate the Plan.  Any amendment to the Plan by the Company shall be binding upon every Participating Company without further action by such Participating Company.  Upon termination or discontinuance of the Plan, all payments with respect to benefits shall be made only with respect to claims incurred on or prior to the date of the Plan’s termination.

Nothing in this Plan, the Summary Plan Description (the “SPD”), or any other document describing, interpreting or relating to the Plan shall be construed to provide vested, nonforfeitable, nonterminable or nonchangeable benefits or rights thereto.  No communication, written or oral, may modify, supersede, or void the written terms of the Plan unless such communication constitutes a valid amendment of the Plan executed by the Company.

7.6                               No Guarantee of Employment.  The Plan is not a contract of employment and neither the Plan nor the payment of any benefits under the Plan shall be construed as giving any person any legal or equitable right to employment by any Participating Company.  Nothing herein shall be construed to interfere with the right of the Company or any Participating Company to discharge, with or without cause, any Employee at any time.

7.7                               Construction.  This Plan shall be construed in accordance with and governed by the laws of the State of Texas, to the extent such laws are not otherwise superseded by the laws of the United States.

7.8                               Right to Require Information and Reliance Thereon.  Each Participating Company, Plan Administrator and Claims Reviewer shall have the right to require any Employee,

14

spouse or beneficiary to provide it and its agents with such information, in writing, and in such forms as it may deem necessary to the administration of the Plan and may rely on that information in carrying out its duties hereunder.  Any payment to an Employee, spouse or beneficiary, in accordance with the provisions of the Plan and in good faith reliance upon any written information provided by such individual, shall be in full satisfaction of all claims by the individual.

7.9                               Conclusiveness of Records.  The records of the Company and the Participating Companies with respect to age, service, employment history, compensation, absences, illnesses and other relevant matters shall be conclusive for purposes of the administration of, and the resolution of claims arising under, the Plan.

IN WITNESS WHEREOF, the GenOn Energy Services, LLC has caused this Plan to be executed this 13th day of June, 2012, to be effective as provided herein.

GENON ENERGY SERVICES, LLC

By:	/s/ Karen D. Taylor
Karen D. Taylor
Senior Vice President — Human Resources
and Administration

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APPENDIX A

FORM OF RELEASE

ELECTION FORM AND WAIVER AGREEMENT

In exchange for the severance benefits (“Benefits”) that I elect to receive from GenOn Energy Services, LLC (“Company”), as set forth in Article 4 of the GenOn Energy Severance Pay Plan (“Plan”), which is incorporated by reference into this Election Form and Waiver Agreement (“Agreement”), I agree as follows:

(1)                                 Benefits.  In order to receive Benefits under the Plan, I must execute this Agreement and deliver it to                                                                                                                      no earlier than my Termination Date, and no later than 5:30 p.m. Central Standard Time on the 46th day following the later of (1) the date I received this Agreement or (ii) my Termination Date.

My Termination Date is                                                                                                         .

I understand that I may revoke this Agreement at any time during the seven (7) calendar day period after I sign and deliver this Agreement to the Company. If I revoke this Agreement, I must do so in writing delivered to                                               .

I understand that this Agreement is not effective until the expiration of this seven (7) calendar day revocation period (the “Effective Date”). I understand that upon the expiration of such seven (7) calendar day revocation period this entire Agreement will be binding upon me and will be irrevocable.  However, if I revoke this Agreement within such seven (7) day period, no Benefits will be payable to me under the Plan.

(2)                                 General.  In exchange for the Benefits I elect to receive, I agree to irrevocably and unconditionally waive and release all Claims, as that term is defined in this Agreement, that I may now have against the Released Parties, as that term is defined in this Agreement, including the Company and other parties as set forth in this Agreement.  I understand and agree that I am releasing the rights set forth below on behalf of myself, and anyone else entitled to assert any rights on my behalf such as my estate or my beneficiaries, now and forever.

(3)                                 Released Parties.  As used in this Agreement, the “Released Parties” are GenOn Energy, Inc., GenOn Energy Services, LLC, and all other subsidiaries or affiliates of GenOn Energy, Inc., and with respect to each of them, their predecessors and successors, and with respect to each entity all of its past, present and future officers, directors, employees, agents, stockholders, owners, attorneys, insurers, employee benefit programs (including but not limited to the GenOn Energy Severance Pay Plan and the GenOn Energy Group Welfare Benefits Plan (and the trustees, administrators, fiduciaries, and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

(4)                                 Claims Released.  I understand and agree that I am releasing all known and unknown claims, promises, causes of action or similar rights of any type that I may have as of this date (the “Claims”) against any and all Released Parties, except that I am not releasing any claim that relates to (i) my right to enforce this Agreement; (ii) an action to challenge the release of Claims under the Age Discrimination in Employment Act; (iii) any rights or Claims which may arise or accrue after I sign this Agreement; (iv) any indemnification obligations to Employee under the Company’s bylaws, certificate of incorporation, Delaware law or otherwise or (v) any Claims which the controlling law clearly states cannot be released by private agreement.  I further understand that the Claims I am releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including but not limited to:

•                  Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act (“ADEA”), which prohibit discrimination based on race, color, age, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, as amended, which prohibits discrimination based on disability; and any other federal, state, or local laws prohibiting employment or wage discrimination.

•                  Federal employment statutes, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938 and state laws which regulate wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.

•                  Other laws, such as any federal, state, or local laws restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith.

•                  Tort and Contract Claims, such as claims for wrongful discharge, physical or personal injury, emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, breach of covenants of good faith and fair dealing, and similar or related claims.

•                  Examples of Released Claims, include, but are not limited to:  (i) Claims that in any way relate to my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits other than the Benefits set forth in this Agreement or the GenOn Energy Severance Pay Plan; or (iv) any Claims to attorneys’ fees or other indemnities.

•                  General Release.  The releases set forth in this Agreement extend to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present, or future, arising from or attributable to any alleged act or omission of the Company or of the Released Parties, their past, present and future officers, directors, partners, agents, servants, lawyers, employees, assigns, insurers, predecessors-in-interest, successors-in-interest, underwriters, and all their parent, affiliated and subsidiary entities occurring prior to the execution of this Agreement and the release contained in this Agreement, and any and all rights granted Employee under Section 1542 of the California Civil Code or any analogous law or regulation affecting any other jurisdiction are hereby waived.  Said Section 1542 of the California Civil Code reads in full as follows:

Section 1542.  General Release.  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

•                  Class Actions:  I also waive and release all rights I might have to share in any damages or other relief awarded under any class action, Equal Employment Opportunity Commission (“EEOC”) charge, or any other federal, state, or local administrative agency action which is based on any Claim released by this Agreement.

(5)                                 Promises, Representations and Acknowledgment.  In further exchange for the Benefits I elect to receive:

•                  Reemployment:  I understand that if I am re-employed by a Participating Company prior to receipt of benefits under this Plan or while I am currently receiving payments or benefits under this Plan, I will not be entitled to further benefits under this Plan and all benefit payments under the Plan will end upon my re-employment date.

•                  Confidentiality, Non-Disparagement & Cooperation:  I understand and agree that for 3 years, or for so long as the relevant information remains confidential, I will not disclose any information of a proprietary and/or confidential nature of any entity in the GenOn Energy, Inc. system or any third party that I have obtained in the course of my service with the Company or any subsidiary, affiliate, predecessor or related business entity of GenOn Energy, Inc. I will not engage in any communications which shall criticize, denigrate, or disparage the Released Parties or interfere with its existing or prospective business relationships. I also agree to fully cooperate with the Company in connection with any transition issues or litigation that continues following my termination.

•                  Non-Solicitation:  In further exchange for the Benefits I elect to receive, I understand and agree that for a period of 3 years following termination of my employment with GenOn Energy, I shall not solicit or attempt to solicit, directly or indirectly by assisting others, any individuals who were employees of GenOn Energy at the time of my termination of employment for purposes of inducing them to leave GenOn Energy’s employment or to accept employment or engagement with another company or entity.

•                  Acknowledgment of Wages:  With the possible exception of my final paycheck, which will include a payout of any outstanding accrued but unused vacation I may have remaining at the time of termination, I acknowledge and agree that I have received all monies earned and due me during my employment with the Company and that I am not entitled to receive, any other severance pay or benefits, bonus payments, stock options or other rights related to stock plans or other long-term incentive plans, accrued vacation pay, or accrued holiday pay, overtime pay, or any other form of compensation or benefit other than what is set forth under this Agreement.

•                  Waiver of Pursuit of Released Claims and Financial Recovery:  I have not filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim this Agreement purports to release.  Except to the extent that applicable law requires that I be allowed to file an EEOC Charge or other administrative charge with a governmental agency, I hereby agree and covenant not to file a lawsuit or other legal claim or charge to assert any Claim based on facts that occurred prior to, or that exist as of, the time I execute this Agreement against any of the Released Parties.  I will not seek and hereby waive any right to any monetary or other personal relief whatsoever based on such Claims brought by anyone on my behalf in any court or before any administrative agency.  I further agree that if anyone (including, but not limited to, Employee, the Equal Employment Opportunity Commission or any other government agency or similar such body) makes a claim or undertakes an investigation involving me in any way, I hereby waive any and all right and claim to financial recovery resulting from such claim or investigation.  I understand and agree that I cannot bring or participate as a party or member of a class or receive any portion of any recovery in any lawsuit or proceeding which is based on any Claims released by this Agreement.

•                  Taxes:  I am solely responsible for paying any taxes on Benefits I receive because I signed this Agreement.  I agree that the Company may withhold all taxes it determines it is legally required to withhold.  I understand that I may obtain advice from an attorney or tax advisor regarding the tax consequences of the payments and benefits provided for in this Paragraph, and I represent that I have not relied on any representations by the Company regarding the tax consequences of such payments and benefits.

•                  Amendment or Termination of Benefit Plans:  I understand and acknowledge that nothing in this Agreement is intended to or requires the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

•                  Ownership of Claims:  I have not assigned or transferred any Claim I am releasing, nor have I purported to do so.

•                  Non-admission of Liability:  I agree not to assert that this Agreement is an admission of guilt or wrongdoing by any Released Party and I acknowledge that the Released Parties deny that they have engaged in wrongdoing of any kind or nature.

•                  Implementation:  I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement.

(6)                                 Consequences of Violating my Promises.  Except with respect to claims pursuant to the ADEA, if I violate the terms of this Agreement by attempting to rescind, revoke or annul this Agreement after the Effective Date (set forth below), or otherwise by violating any of the promises set forth in Paragraph 5, or if any representation I made in this Agreement was false when made, I agree that I am required to repay to the Plan in advance of filing a claim or as a consequence of any violation of my promises all Benefits received as a result of entering into this Agreement.  In addition, except with respect to claims under the ADEA, if Company or any Released Party prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim brought by me, I will pay Company’s reasonable attorneys’ fees, costs, and damages incurred by any Released Party in defending itself against the claim(s) and/or the attempted revocation, rescission or annulment.  Nothing in this Agreement shall limit Company’s rights to seek and obtain other remedies for breach of this Agreement.

(7)                                 Governing Law and Severability.  This Agreement and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Texas.  If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court or tribunal construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

This is the entire agreement between the Company and me.  It supersedes and invalidates any previous agreements or contracts.  No representations, inducements, promises or agreements, oral or otherwise, which are not in this Agreement, shall be of any force or effect.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(8)                                 Acknowledgment, Limited Revocation Rights, and Effective Date.

I have carefully read this Agreement and acknowledge that it constitutes a general release of all known and unknown claims against the company, including claims under the Age Discrimination in Employment Act.  I have been and hereby am advised in writing to seek advice from an attorney of my choosing regarding this agreement. Prior to signing this agreement, I have been given the opportunity and sufficient time to seek such advice and I fully understand the meaning and contents of this agreement.

I have read and understood the Plan.  I was advised in the Plan as to the class, organizational unit or group of individuals covered by the Plan, the eligibility factors for the Plan and the time limits applicable to the Plan.  If my employment is ending as part of a group termination, I acknowledge that I have received a list of the job titles and the ages of all employees eligible or selected for the Plan and a list of the ages and job titles of employees in the same job classification or organizational unit who are not eligible or selected for the Plan.

I understand that I may take up to forty-five (45) calendar days to consider whether or not I desire to enter into this agreement. I was not coerced, threatened or otherwise forced to sign this agreement. I have made my choice to sign this agreement voluntarily and of my own free will and with the full intent of releasing the company from all such claims.  If I sign this agreement before expiration of the forty-five (45) day review period, I have done so of my own choice, freely, and without coercion.

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND I DO NOT HAVE TO SIGN THIS AGREEMENT.

I have read and understood this Agreement, and I hereby AGREE TO and ACCEPT its terms:

EMPLOYEE’S SIGNATURE

EMPLOYEE’S PRINTED NAME

DATE

NOTE:  The signature above must be witnessed and acknowledged in writing by (1) an authorized Company Human Resources Representative, OR (2) a licensed notary public.

(1)                                 Witnessed and Acknowledged by authorized Human Resources Representative:

HR Representative Signature

HR Representative Printed Name

OR

(2)                                 Sworn to and subscribed before me, this             day of                                                 , 20            .

State of	:	My Commission Expires:

Notary Public

Appendix B

MIRANT SERVICES

SEVERANCE PAY PLAN

(as amended and restated effective as of April 1, 2010)

MIRANT SERVICES

SEVERANCE PAY PLAN

MIRANT SERVICES

SEVERANCE PAY PLAN

(as amended and restated effective as of April 1, 2010)

ARTICLE 1 - PURPOSE AND ADOPTION OF PLAN

1.1                               Adoption of Plan.  Mirant Services, LLC (the “Company”) sponsors and maintains this Mirant Services Severance Plan, as amended and restated herein.  The Plan shall be an unfunded severance pay plan that is a welfare plan as such term is defined by the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), the benefits of which shall be paid solely from the general assets of the Company.

1.2                               Purpose.  The Plan is primarily designed to provide benefits to Eligible Employees of Participating Companies, as those terms are defined in Article 2 below, who are involuntarily terminated by the Participating Company. The Plan shall be interpreted and administered in a manner that is consistent with this intent.

1.3                               Effect on Other Plans Sponsored by A Participating Company.  Nothing herein is intended to or shall be construed to require the Company or a Participating Company to institute or continue in effect any particular plan or benefit sponsored by a Participating Company.  The Company and any Participating Companies hereby reserve the right to amend or terminate any benefit plans or programs, including this Plan, at any time in accordance with the procedures set forth in such plans or programs.

ARTICLE 2 - DEFINITIONS

As used in this document, the masculine pronoun shall be construed to include the feminine pronoun and singular shall include the plural where the context so requires.

2.1                               “Affiliate” means an entity (other than the Company) which is (a) a member of a “controlled group of corporations” (within the meaning of Code Section 414(b)) with the Company, (b) a trade or business under common control (within the meaning of Code Section 414(c)) with the Company, (c) any organization which is a member of an “affiliated service group” (within the meaning of Section 414(m)) which includes the Company, and (d) any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.2                               “Base Salary.”  See Section 2.29.

2.3                               “Claimant.”  See Article 6.

2.4                               “Claims Reviewer.”  See Article 6.

2.5                               “COBRA” means the elective continuation coverage provisions of Code Section 4980B.

2.6                               “COBRA Coverage” means any continuation coverage to which a Participant or his dependents may be entitled pursuant to Code Section 4980B.

2.7                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8                               “Committee” means the Mirant Benefits Committee or any successor committee appointed by the Company to administer the Plan.  The term is interchangeable with “Plan Administrator.”

2.9                               “Company” means Mirant Services, LLC.

2.10                        “Effective Date” of this amended and restated plan means April 1, 2010.

2.11                        “Election Form and Waiver Agreement” or “Release” means the agreement provided to the Employee by the Plan Administrator or its designee as provided in Section 5.1 hereof, substantially in the form of Appendix A attached hereto.

2.12                        “Eligible Employment Classification” means those employment classifications (as determined by the Company) set forth in Section 5.2(b).

2.13                        “Eligible Employee” means an Employee who:

(1)                                 is classified for payroll purposes by the Company as a full-time or regular part-time employee of a Participating Company who is regularly scheduled to work at least 20 hours per week; and

(2)                                 has successfully completed any probationary period imposed by a Participating Company on new Employees; and

(3)                                 is either (A) actively at work on his Termination Date or, if not, is capable of returning to work within twelve (12) weeks of the beginning of any leave of absence; or(B) employed by a Participating Company and designated by the Committee, at its sole discretion, as eligible to participate in this Plan.

Notwithstanding the above provisions and unless specifically designated as eligible by the Committee, the term Eligible Employee shall not include any Employee or other individual who is:

(a)                                 covered by a collective bargaining agreement between a union and a Participating Company unless the collective bargaining agreement expressly provides for participation in this Plan;

(b)                             deemed to be an employee of a Participating Company pursuant to regulations under Code Section 414(o);

(c)                                  classified by a Participating Company as a temporary employee;

(d)                                 a leased employee within the meaning of Code Section 414(n)(2);

(e)                                  classified by a Participating Company as an independent contractor or a leased employee (including those who are at any time reclassified as employees by the Internal Revenue Service or a court of competent jurisdiction);

(f)                                   covered by another plan, program, or policy, whether written or unwritten, relating to the payment of severance or unemployment benefits of any kind by the Company or the individual’s Participating Company;

(g)                                  covered by an outsourcing agreement between a third party and the Participating Company; or

(h)                                 has otherwise waived participation under this Plan.

For purposes of subsection (e) above, any individual who pays or agrees to pay self-employment tax in lieu of withholding is deemed to have consented to his or her designation as an independent contractor.  If an independent contractor, an individual covered under an outsourcing agreement, or a leased employee subsequently becomes reclassified as an employee, such an individual may only participate in the Plan prospectively from the date of such reclassification rather than from its effective date.  Any prior service by such individual as an independent contractor, an outsourced individual or a leased employee does not count as a Month of Service or a Year of Service under the Plan.

2.14                        “Employee” means an individual who is considered by the Company or a Participating Company to be an employee for the purposes of federal income tax withholding.

2.15                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.16                        “Employee Outplacement Services” means services established by the Company from time to time for the purpose of assisting Participants in finding employment outside of the Company or any Participating Company.  The level and type of services that each Participant is eligible to receive shall be determined in the sole discretion of the Plan Administrator on a case by case basis and the Plan Administrator is not bound by prior determinations.

2.17                        “Health and Welfare Plan” means the Mirant Services, LLC and Affiliated Companies Health and Welfare Benefits Plan for Non-Union Employees, as amended from time to time.

2.18                        “Individual Arrangement”  See Section 3.4.

2.19                        “Month of Service” includes any calendar month during which a Participant has worked at least one (1) hour or was on approved leave of absence while in the employ of a Participating Company, including any Southern Company Affiliate for periods prior to April 2, 2001, but shall not include:

(a)                                 any service which is not included in the employee’s “adjusted service date” as determined by the Committee or its designee; and

(b)                                 any service for which the Participant has previously received credit for purposes of calculating a severance benefit of any type paid on account of termination of employment with a Participating Company.

“Month of Service” never includes any period of employment with any entity other than a Participating Company or any Southern Company Affiliate, unless such period of employment is credited as service with a Participating Company under a Retirement Plan.

2.20                        “Other Payments” See Section 3.4.

2.21                        “Participant” means an Eligible Employee who meets the eligibility requirements of Article 3 of the Plan.

2.22                        “Participating Company” means the Company and any Affiliate, which, with the approval of the Company, adopts this Plan for the benefit of its Eligible Employees.

2.23                        “Plan” means the Mirant Services Severance Pay Plan, as amended from time to time.

2.24                        “Plan Administrator” means the Committee.

2.25                        “Pro Rata Bonus” means a pro rata payment of the Target Annual Bonus for which a Participant would have been eligible but for the Participant’s termination of employment with a Participating Company, calculated as follows:

(a)                                 For any Participant whose Termination Date occurs on or after January 1 of any calendar year, but prior to December 1 of that calendar year, the Pro Rata Bonus is based on the Participant’s Target Annual Bonus, prorated according to the number of months of employment with the Participating Company during such calendar year.

(b)                                 For any Participant whose Termination Date occurs on or after December 1 of any calendar year, but prior to January 1 of the following calendar year, the Pro Rata Bonus will be equal to the actual annual bonus amount that would have been paid to the Participant but for his termination from the Participating Company.

(c)                                  For purposes of determining the number of months of employment during any calendar year, a Participant who has worked at least one (1) hour of the month will be given credit for such month.

(d)                                 For any Participant whose Termination Date occurs on or after January 1 of any calendar year, but prior to the payment of the annual bonus amount for the prior calendar year, in addition to any amount otherwise determined under this Section 2.25, the Participant’s Pro Rata Bonus shall include the actual annual bonus amount that would have been paid to the Participant for such prior calendar year but for his termination with the Participating Company.

2.26                        “Retiree Plan” means the Mirant Services, LLC and Affiliated Companies Health and Welfare Benefits Plan for Retirees, as amended from time to time.

2.27                        “Retirement Plan” means the Mirant Services Pension Plan and/or the Mirant Services Employee Savings Plan.

2.28                        “Southern Company Affiliate” means an affiliate or a former affiliate of Southern Company as designated by the Committee.

2.29                        “Straight Time Pay” or “Base Salary” for an Eligible Employee means such Employee’s annualized rate of pay on his Termination Date, excluding any employer contributions for benefits, bonuses, commissions, premium pay, overtime pay or income from stock options, stock grants or other incentive compensation.

2.30                        “Target Annual Bonus” means, with respect to a Participant, the Participant’s target bonus opportunity under the annual bonus plan applicable to the Participant, or if no target bonus opportunity has been established for the year in which the Participant’s Termination Date occurs, the year immediately preceding, but in no event greater than one times the Participant’s Base Salary.

2.31                        “Termination Date” means the date on which an Employee is separated from a Participating Company’s regular payroll; provided, however, the Termination Date of Employees who are deemed to be retired pursuant to the provisions of Section 3.1 is the effective date of their retirement pursuant to the terms of the applicable Retirement Plan.  Payment by the Participating Company of any amount under this Plan in any period subsequent to the Employee’s separation from the Participating Company’s regular payroll does not alter or extend his Termination Date.

2.32                        “Years of Service” shall mean the total of an Employee’s Months of Service divided by twelve (12) rounded to the nearest whole year, rounding up if the remaining number of months is seven (7) or greater and rounding down if the remaining number of months is less than seven (7).

ARTICLE 3 - ELIGIBILITY FOR BENEFITS

3.1                               Eligibility to Receive Benefits. Subject to the exceptions set forth in Section 3.2, any Eligible Employee of a Participating Company whose employment is involuntarily terminated (as determined by the Committee in its sole discretion) on or after the Effective Date shall be eligible to receive benefits under the Plan, the amount and type of which shall be determined by Articles 4 and 5.

Notwithstanding anything to the contrary above, any Participant who is eligible and elects to receive benefits under Section 5.1 and who is otherwise age 50 or older with at least 10 Years of Service shall be deemed to have retired for purposes of all employee benefit plans sponsored by the Company or a Participating Company of which the Employee is a participant.  An Employee of a Participating Company who is deemed to have retired in accordance with the preceding sentence shall be eligible to receive benefits under this Plan, the amount and type of which shall be determined by Articles 4 and 5.

3.2                               Exceptions to Eligibility Criteria.  An Employee of a Participating Company is not eligible to receive the benefits under the Plan if the Employee:

(a)                                 has entered into an individual employment agreement with a Participating Company (unless such agreement specifically provides for severance benefits to be paid under this Plan);

(b)                                 voluntarily terminates his employment for any reason;

(c)                                  is terminated by a Participating Company as a result of insubordination, violation of a Participating Company’s rules, unacceptable performance (including, but not limited to, the failure to satisfactorily carry out duties related to the Employee’s position), or failure to satisfactorily demonstrate competency to perform the Employee’s job duties (as determined by the Committee in its sole discretion);

(d)                                 is offered continued employment with a Participating Company or any Affiliate in a position with a “similar base salary” regardless of whether the Employee accepts such employment unless such employment is: (i) more than 50 miles from the location at which the Employee was stationed immediately prior to the Termination Date, and (ii) farther from the Employee’s primary residence than was the location at which the Employee was stationed immediately prior to the Termination Date;

(e)                                  is eligible to receive the benefits of any other voluntary or involuntary severance, separation or outplacement program maintained by a Participating Company (as determined by the Committee in its sole discretion); or

(f)                                   is offered a position with similar base salary, responsibilities and duties with any employer that succeeds by way of agreement, merger, sale or outsourcing contract to all or any portion of the business of a Participating Company (as determined by the Committee in its sole discretion).

A position shall have a “similar base salary” if the Base Salary of the position (as determined by the Committee in its sole discretion) is at least 80% of the actual Straight Time Pay which the Employee is receiving in his current position.

3.3                               Determination of Eligibility.  The Committee (or its designee) shall automatically determine each person’s eligibility for participation in this Plan prior to an Eligible Employee’s Termination Date.  All determinations shall be made by the Committee in its sole and complete discretion and shall be conclusive and binding on all persons.  All Eligible Employees shall receive written notification from the Committee (or its designee) of their eligibility to receive a benefit hereunder.

3.4                               Offset For Other Severance Benefits.  To the extent permitted by law, benefits under the Plan shall be reduced by any severance pay, payments made in lieu of notice and/or any other payments made under federal (e.g., the WARN Act), state or local law to which an Employee is, or in the future becomes, entitled (the “Other Payments”); provided, however, that no such reduction shall cause an Employee’s severance benefit calculated under Article 5 of the Plan to be less than one week of the Employee’s Straight Time Pay.

In addition, any severance benefit amount to which any Employee may otherwise be entitled under the Plan shall be reduced by the amount of any salary, wages or other compensation (as determined by the Plan Administrator) such Employee receives from a Participating Company with respect to any period of paid leave of absence of such Employee that immediately precedes any permanent termination of the Employee’s employment with a Participating Company.

In the event that the Employee has already received a payment under this Plan, and is subsequently found to be entitled to any Other Payments, the amount previously paid to the Employee under this Plan shall be recharacterized as, and applied toward, fulfillment of the Other Payments.  In such situation, benefits payable under this Plan shall be recalculated such that the amount payable under this Plan shall be the amount determined by application of Articles 4 and 5 (if applicable), minus the amount of the Other Payments.

Notwithstanding any other provision of this Plan, if the value of the Other Payments exceeds the value of benefits under this Plan, then the value of any benefits the Eligible Employee is entitled to under the Plan, if any, shall be determined by the Committee in its sole discretion.

To the extent an Employee receives severance or other termination payments, or benefits from a Participating Company pursuant to an individually negotiated employment or severance agreement, resolution of litigation, offer letter, or any other similar individual arrangement (“Individual Arrangement”), any payments and/or benefits otherwise payable to the Employee under this Plan may, at the discretion of the Plan Administrator, be reduced by the amount of any such payments or benefits provided to the Employee under such Individual Agreement.

3.5                               Reemployment.  Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee who is re-employed by a Participating Company (a) prior to his receipt of benefits under this Plan, or (b) while he is currently receiving payments or benefits under this Plan, shall cease to be entitled to any further benefits under the Plan after the date of re-employment and all benefit payments under the Plan will end immediately upon the Participant’s re-employment date.

3.6                               Impact on Other Benefits.  Except as otherwise required by law or provided in the applicable benefit plan or policy, any and all employee insurance and welfare benefits, profit-sharing match and pension accruals shall cease as of the Participant’s Termination Date, and severance payments and benefits hereunder shall not be included as covered compensation under such benefit plans or policies.

3.7                               Conditions on Payment of Benefits.  Payment of benefits under this Plan shall be subject to and conditioned upon the Eligible Employee’s compliance with each of the following requirements:

(a)                                 The Eligible Employee must return all Participating Company property on or before his last day worked;

(b)                                 The Eligible Employee must continue to work in a satisfactory manner during any notice period through the Termination Date or, if the Eligible Employee is released from performing job-related duties earlier by his manager, supervisor or other designated official, through his last day worked;

(c)                                  The Eligible Employee must cooperate in transitioning all of his work in consultation with his manager, supervisor or other designated official; and

(d)                                 If the Eligible Employee elects benefits under Article 5, the Eligible Employee must (1) submit an executed Election Form and Waiver Agreement with the Plan Administrator not later than the deadline determined by the Company and (2) must allow such Election Form and Waiver Agreement to become effective.

3.8                               Restrictive Covenant and Repayment Obligation.

(a)                                 Notwithstanding any other provision of this Plan, for Eligible Employees whose employment with a Participating Company is involuntarily terminated in connection with the sale, merger, spin-off or similar transfer of some or all assets or membership interest of the Company to an unrelated entity (the “Buyer”), it shall be a condition precedent to the obligation of the Plan to provide any payment or benefits under Articles 4 and 5 (if applicable) hereof that, at all times during the six-month period beginning the date of termination of employment (the “Restricted Period”), the Employee shall not, without the prior written consent of the Company, render nor agree or promise to render services, whether directly or indirectly on behalf of any person, firm or corporation, to the Buyer or any of its affiliates, whether as an employee, a consultant or in any other capacity (the “Restrictive Covenant”).

(b)                                 Notwithstanding any other provision of this Plan, in the event an Employee shall violate the Restrictive Covenant, in addition to relieving the Plan and any Participating Company of any obligation to provide any further payment or benefits under Articles 4 and 5 (if applicable) hereof, the Plan shall be entitled to recover the full amount of all past cash payments that the Plan shall have made pursuant to Articles 4 and 5 (if applicable) hereof.

ARTICLE 4 - BASIC SEVERANCE BENEFITS

4.1                               Basic Severance Benefit.

(a)                                 A Participant who is involuntarily terminated from his employment with a Participating Company shall receive an amount equal to four (4) weeks’ Straight Time Pay.  Such amount shall be paid in a lump sum payment within thirty (30) business days of the Participant’s Termination Date.

(b)                                 A Participant who is involuntarily terminated from his employment with a Participating Company shall be eligible to receive Employee Outplacement Services in the amount and duration determined by the Plan Administrator or its designee and communicated to the Participant.

4.2                               Basic Welfare Benefit.

(a)                                 In addition to the lump sum benefit described above, the Company will pay the first month of the required contribution due for the Participant’s COBRA Coverage for medical benefits under the Health and Welfare Plan if the Participant is eligible to elect and actually makes a complete and timely election for such COBRA Coverage.  The Company shall also pay the first month of required contributions due for COBRA Coverage for medical benefits for the Participant’s spouse and dependent children who are COBRA “qualified beneficiaries” (within the meaning of Code Section 4980B(g)(1)) as of the Participant’s Termination Date if the Participant (or the Participant’s spouse or child) makes a complete and timely election for such COBRA Coverage.

The Company may terminate such payment for COBRA Coverage if COBRA Coverage is cancelled as permitted by COBRA.  The one month for which the COBRA Coverage premiums are paid by the Company pursuant to this Section 4.2(a) shall be a part of and not in addition to the COBRA Coverage required to be made available by law.  Medical benefits as described under this section do not include benefits for dental, health flexible spending, vision or employee assistance.

(b)                             In addition to the lump sum benefit described above, the Company will pay the first three months of the required contribution due for the Participant’s COBRA Coverage for employee assistance program benefits under the Health and Welfare Plan if the Participant is eligible to elect and actually makes a complete and timely election for such COBRA Coverage.  The Company shall also pay the first three months of required contributions due for COBRA Coverage for employee assistance program benefits for the Participant’s spouse and dependent children who are COBRA qualified beneficiaries as of the Participant’s Termination Date if the Participant makes a complete and timely election for such COBRA Coverage.

The Company may terminate such payment for COBRA coverage if COBRA Coverage is cancelled as permitted by COBRA.  The three months for which the COBRA Coverage premiums are paid by the Company pursuant to this Section 4.2(b) shall be a part of and not in addition to the COBRA Coverage required to be made available by law.

4.3                               Basic Benefits in the Event of Death.  In the event of the Participant’s death after his Termination Date but prior to the payment of the benefits in Section 4.1, such benefits shall be paid to the Participant’s spouse, or if no spouse exists, to the beneficiary designated by the Participant for his life insurance under the Health and Welfare Plan, or, if no beneficiary is so designated, to the Participant’s estate.  The payment of COBRA Coverage premiums under Section 4.2 (or any unpaid portion thereof) shall be paid on behalf of a dependent if the Participant dies before payment is complete, the dependent was a COBRA qualified beneficiary at the time of the Participant’s Termination Date and the dependent is actually covered for such benefits under the Group Health and Welfare Plan immediately prior to the Participant’s death.

ARTICLE 5 - ENHANCED SEVERANCE AND WELFARE BENEFITS

5.1                               Eligibility.  Any Participant may additionally elect to receive the enhanced benefits under this Article 5 if: (i) the Participant submits an executed Election Form and Waiver Agreement to the Plan Administrator not later than the deadline determined by the Company; and (ii) allows such Election Form and Waiver Agreement to become effective.  If an Election Form and Waiver Agreement is not properly executed (as determined by the Committee in its sole discretion) and submitted by the deadline, or is revoked before its effective date, the Plan Administrator will interpret the failure or revocation as a rejection of the benefits under Article 5 of the Plan.

Any benefits received under this Article 5 are in addition to and not in lieu of benefits receivable under Article 4.

5.2                               Amount of Enhanced Severance Benefit.  Subject to Article 8, any Participant who meets the requirements of Section 5.1 is eligible for the benefits described in subsection (a) below.  Notwithstanding the foregoing, if such Participant is in an Eligible Employment Classification (as set forth in Section 5.2(b)) immediately prior to his Termination Date, he shall be eligible for the benefits described in subsections (a) or (b) below, whichever is greater in value.

(a)                                 an amount equal to the aggregate of the amounts in (1), (2) and (3) below:

(1)                                 an amount equal to the sum of the following:

(A)                               4 weeks’ Straight Time Pay;

(B)                               1 week’s Straight Time Pay for each of the Participant’s first 10 Years of Service;

(C)                               2 weeks’ Straight Time Pay for each of the Participant’s 11th through 15th Years of Service;

(D)                               3 weeks’ Straight Time Pay for each of the Participant’s 16th through 20th Years of Service;

(E)                                4 weeks’ Straight Time Pay for each of the Participant’s 21st through 25th Years of Service; and

(F)                                 5 weeks’ Straight Time Pay for each of the Participant’s Years of Service in excess of 25 Years of Service.

(2)                                 an amount equal to the Participant’s Pro Rata Bonus.

(3)                                 an amount equal to the monthly cost to provide the same level of medical and dental coverage as maintained by the Participant under the Health and Welfare Plan immediately prior to his Termination Date, multiplied by six (6).  For purposes of this Section 5.2(a)(3), the monthly cost shall be based on the amount of ‘applicable premium’ under COBRA for such coverage for the year in which the Termination Date occurs.

(b)                             for each Eligible Employment Classification as described below, an amount equal to the sum of the amount described under the “Severance Pay” column and the amount described under the “Medical and Dental” column.

Eligible Employment Classification	Severance Pay	Medical and Dental
All Corporate Executive Officers at Senior Vice President level and above	12 months of Base Salary, plus the Participant’s Pro Rata Bonus, plus 100% of the Participant’s Target Annual Bonus amount	12 months of contributions
Elected Corporate Vice President with a base salary of $175,000 or greater	9 months of Base Salary, plus the Participant’s Pro Rata Bonus, plus 75% of the Participant’s Target Annual Bonus amount	9 months of contributions
Corporate Directors with salary level of $120,000 or greater*	6 months of Base Salary, plus the Participant’s Pro Rata Bonus, plus 50% of the Participant’s Target Annual Bonus amount	6 months of contributions
Other individuals suggested for participation by business unit and approved by the Committee	6 months of Base Salary, plus the Participant’s Pro Rata Bonus. (Unless otherwise approved by the Committee, such Participants receive no Target Annual Bonus amount.)	6 months of contributions

*This would also include positions with the following titles — which are considered equivalent to Corporate Directors: Regional VP and Associate General Counsel.

Amounts representing medical and dental contributions as indicated in the chart above are determined based on the total cost to the Company to provide the same level of medical and dental coverage maintained by the Participant on the Termination Date for the number of months indicated above.  The cost of such medical and dental coverage is based on the monthly premium charged to the Company for such coverage on the Termination Date by an insurance carrier of such benefit if provided pursuant to an insurance contract issued by an insurance carrier to the Company.  If the Company is self-insured for such coverage, the cost of such coverage is based on the “applicable premium” under COBRA for such coverage for the year in which the Termination Date occurs.

The Target Annual Bonus amount for purposes of this Section 5.2(b) shall be an amount equal the product of (A) the Participant’s Target Annual Bonus under the short term incentive plan for the year in which the Termination Date occurs, and (B) a fraction, the numerator of which is the number of months indicated in the chart and the denominator of which is 12.

Any benefits received under this Section 5.2(b) are in lieu of any benefits for which the Participant may be eligible under Section 5.2(a).

5.3                               Partial Acceleration of Equity Award Vesting.  Subject to Article 8 hereof, vesting of each outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit award and other equity-based compensation award held by a Participant who is eligible to receive benefits under Section 5.1 shall accelerate such that the portion of each such award that would have vested had the Participant remained employed by a Participating Company through the next vesting date (as specified in the applicable award agreement) immediately following such Participant’s Termination Date shall vest and become fully exercisable.

5.4                               Payment of Benefits. The total amount determined pursuant to Section 5.2(a) or (b) (as applicable) will be payable in a single lump sum payment within 60 calendar days of the Participant’s Termination Date; provided, however, that:

(a)                                 Such payment is conditioned upon the Eligible Employee having completed, submitted, and allowed to become effective an Election Form and Waiver Agreement with the Plan Administrator not later than the deadline determined by the Company.  Notwithstanding the foregoing, the Eligible Employee shall not be able to influence the calendar year of payment based on the timing of his signing and submission of the Election Form and Waiver Agreement.  To that end, in the event the time period during which a completed Election Form and Waiver Agreement must be submitted and made effective (the “Relevant Period”) begins and ends in a single calendar year, payment under this Section 5.4 shall be made at any time during such period at the discretion of the Plan Administrator.  In the event the Relevant Period spans two calendar years, payment under this Section 5.4 shall be made during the second such calendar year (or any later date specified for such payment under the applicable provision of this Plan), even if the Election Form and Waiver Agreement is submitted and made effective during the first such calendar year; and

(b)                                 In the event the Participant’s Termination Date is in the month of December, the total amount under Section 5.2(a) or (b) (as applicable) may be paid, subject to the conditions as set forth in paragraph (a) above and to the extent necessary for the determination of the Pro Rata Bonus amount, not later than the earlier of (i) March 15th of the following calendar year or (ii) 30 business days after the date that bonuses are actually paid to Employees of the Company under the short term incentive plan.

5.5                               Extended Medical Coverage.

(a)                                 Eligibility. Participants who meet the requirements in section 5.1 are eligible for group medical coverage that may extend beyond the Participant’s maximum COBRA Coverage period (“Extended Medical Coverage”), provided that they timely elect COBRA Coverage for medical benefits under the Health and Welfare Plan for themselves and any dependents who are qualified beneficiaries.

(b)                                 Benefits. The Extended Medical Coverage shall consist of the availability of group medical coverage (and no other coverage such as for dental, vision, or employee assistance program) under the Health and Welfare Plan for a period equal to one-half of the Participant’s Years of Service.  Except as otherwise provided in this Section 5.5, Extended Medical Coverage shall be identical in all respects to COBRA Coverage available under the Health and Welfare Plan (including cost and payment obligations) and, during such time as COBRA Coverage under the Health and Welfare Plan is in effect for the Participant, Extended Medical Coverage and the medical coverage under COBRA shall be deemed one and the same.  Nothing in this Section 5.5 or any other part of this Plan is intended to extend the availability or increase the amount of any federal COBRA premium subsidy or similar governmental assistance beyond the maximum availability and amount prescribed under applicable law and regulations.

(c)                                  Duration. The Extended Medical Coverage (i.e., the availability of extended coverage) for the Participant and Participant’s dependents shall end on the earliest of the following dates:

(1)         The date the Company no longer provides group health coverage to any of its Employees;

(2)         The date medical benefits under the Health and Welfare Plan are terminated;

(3)         The date as of which the Participant’s COBRA Coverage is terminated for any reason other than exhaustion of the maximum COBRA coverage period available under the Health and Welfare Plan;

(4)         The date the Participant fails to timely pay the contribution for the continuation coverage elected (i.e. within 30 days of the first day of the month).

(5)         The date the Participant or a covered dependent becomes covered under another group health plan (as an employee or otherwise);

(6)         The date the Participant or a covered dependent become entitled to Medicare;

(7)         The date the Participant’s or dependent’s coverage would be terminated if the Participant were an active employee for any other reason (e.g. fraudulent claims);

(8)         For the Participant’s dependents, the date of the Participant’s death; or

(9)         Thirty-six months from the Participant’s Termination Date.

5.6                               Benefits in the Event of Death.  If the Participant has completed and allowed to become effective an Election Form and Waiver Agreement, but dies prior to the payment of all benefits due under Sections 5.2, 5.3 and 5.4, the Participant’s spouse, or if no spouse exists, the Participant’s surviving life insurance beneficiary under the Health and Welfare Plan, or, if no such beneficiary is so designated, the Participant’s estate shall be entitled to receive such unpaid benefits.  Eligibility for Extended Medical Coverage under Section 5.5 for any dependents shall cease upon the death of the Participant.

5.7                               Code Section 409A

(a)                                 All payments under this Plan, together with any other severance plans or arrangements that may be deemed aggregated with this Plan as a single plan or arrangement for purposes of Code Section 409A, are designed and intended to be exempt from the application of Section 409A of the Code by reason of the combination of the short-term deferral exemption described in Treas. Reg. Section 1.409A-1(b)(4) and the two-times and two-year exemption described in Treas. Reg. Section 1.409A-1(b)(9)(iii).  With regard to the foregoing, the short-term deferral exemption shall be deemed to apply first by operation of Section 5.4 hereof and, if for any reason the short-term deferral exemption is inapplicable to any amount, such amount, to the extent not in excess of the amount as described in Treas. Reg. section 1.409A-1(b)(9)(iii)(A), shall be paid no later than the last day of the second calendar year following the calendar year in which occurs the Participant’s separation from service.

(b)                                 Notwithstanding anything in this Plan to the contrary, if and to the extent any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of an Eligible Employee’s separation from service during a period in which he is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), the Eligible Employee’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of his death or the first day of the seventh month following his separation from service.  For purposes of this Section 5.7, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder (“Final 409A Regulations”); provided, however, that, as permitted in the Final 409A Regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board of Directors or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company.

5.8                               Restructuring Terminations During Specified Period.  Notwithstanding the foregoing provisions of this Article 5 (except Section 5.7), the total cash amount available to a Special Participant pursuant to this Article shall not be less than an amount which, when added to the total cash amount available to that person pursuant to Article 4, would result in an amount equal to twelve (12) weeks’ Straight Time Pay.  For purposes of this Section 5.8, “Special Participant” is a Participant who meets all of the following conditions:

(a)                                 The Participant is terminated from his employment with a Participating Company;

(b)                                 The Participant’s Termination Date is on or after April 1, 2010.  For purposes of this Section 5.8, Termination Date shall be determined by the Committee without regard to the deemed retirement date as described in Section 2.31 hereof.”

ARTICLE 6 — CLAIMS PROCEDURE

Prior to an Eligible Employee’s Termination Date, the Committee (or its designee) shall determine whether Plan benefits are payable.  Any former Employee who believes that he is entitled to a benefit hereunder which has not been received or which is different than that which has been officially communicated to the former Employee, and wishes to appeal such decision must file a claim in writing with the Plan Administrator.  With respect to benefits under Article 5, Eligible Employees who may become entitled to such benefits shall be sent a written notice of eligibility in connection with their termination and must execute and return the Election Form and Waiver Agreement provided with such notice to the Company’s Human Resources Manager within the time period specified in the Release.  The Committee (or, if designated by the Committee, another claims processor) is referred to as the “Claims Reviewer.”  In reviewing and making determinations with respect to any claim under the Plan, each such Claims Reviewer shall have the discretionary authority and powers of the Plan Administrator described in Article 7 below.

An Employee who has not received a written notice of eligibility in connection with his termination or an Employee or beneficiary (“Claimant”) who has a dispute regarding the amount of benefits paid, and wishes to have the decision reviewed, must submit a written claim for benefits within 120 days after the Employee’s Termination Date.  The Claims Reviewer shall notify the Claimant as to the disposition of the claim for benefits under the Plan within 90 days after the Claimant has filed his claim, unless special circumstances require an extension of time for processing the claim.  If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the final decision.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  If the claim for benefits under the Plan is denied by the Claims Reviewer, a written notice shall be provided to the Claimant that the claim for benefits has been denied.  Such written notice shall indicate the specific reasons for the denial of the claim for benefits, citing the specific provisions of the Plan that set forth the reason or reasons for the denial.  A Claimant who is denied a claim for benefits under the Plan and wishes to appeal must submit a written appeal of the denial within 60 days after the Claimant’s receipt of the notice of denial of claim for benefits.  The Claims Reviewer (or other person or entity designated by the Committee) shall conduct a full and fair review of the denial of claim for benefits within 60 days after receipt of the written appeal; provided, however, that an extension, not to exceed 60 days, may be necessary in special circumstances.  Written notice of such extension shall be furnished to the Claimant prior to the commencement of the extension period.

The Claimant shall be notified in writing of the final decision of such full and fair review.  Such decision shall be written in a manner calculated to be understood by the Claimant, shall state the specific reason for the decision and shall include specific reference to the pertinent Plan provisions upon which the decision is based.

Any legal action to recover a benefit under the Plan must be filed within 60 days of the decision on appeal.  Failure to file suit within this time period shall extinguish any right to benefits under the Plan.  In no event may any legal action arising under the Plan be commenced later than the earlier to occur of the second anniversary of the Termination Date and the expiration of the applicable statute of limitations period.

ARTICLE 7 - ADMINISTRATION

7.1                               The Committee.

(a)                                 The Committee shall be responsible for the general administration of the Plan.  As such, the Committee is the “Plan Administrator” and a “named fiduciary” of the Plan (as those terms are used in ERISA) and is the agent for the service of process with respect to the Plan.  In the absence of the appointment of a Committee, the functions and powers of the Committee shall reside with the Company.  The Committee, in the exercise of its authority, shall discharge its duties with respect to the Plan in accordance with ERISA and corresponding regulations, as amended from time to time.

(b)                                 The Committee and its designated agents shall have the exclusive right and discretion to interpret the terms and conditions of the Plan and to decide and interpret all matters arising with respect to the Plan’s administration and operation (including factual issues).  Any interpretations or decisions so made shall be conclusive and binding on all persons.  The Committee or its designee may pay the expenses of administering the Plan or may reimburse the Company or other person performing administrative services with respect to the Plan if the Company or such other person directly pays such expenses at the request of the Committee.

(c)                                  The composition of the Committee and the identity of its members may be changed, either formally or informally, by the Company or by the remainder of all members of the Committee.

7.2                               Authority to Appoint Advisors and Agents.  The Committee may appoint and employ such persons as it may deem advisable and as it may require in carrying out the provisions of the Plan.  To the extent permitted by law, the members of the Committee shall be fully protected by any action taken in reliance upon advice given by such persons and in reliance on tables, valuations, certificates, determinations, opinions and reports which are furnished by any accountant, counsel, claims administrator or other expert who is employed or engaged by the Committee.

7.3                               Compensation and Expenses of Committee.  The members of the Committee shall receive no compensation for their duties hereunder, but the Committee shall be reimbursed for all reasonable and necessary expenses incurred in the performance of its duties, including counsel fees and expenses.  Such expenses of the Committee, including the compensation of administrators, actuaries, counsel, agents or others that the Committee may employ, shall be paid by the Participating Company.

7.4                               Records The Committee shall keep or cause to be kept books and records with respect to the operations and administration of this Plan.

7.5                               Indemnification of Committee.  The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee serving as a member of the Committee or as its delegate against all liabilities, damages, costs and expenses, including attorneys’ fees and amounts paid in settlement of any claims approved by the Company, occasioned by any act or failure to act in connection with the Plan, unless such act or omission arises out of such employee’s gross negligence, willful neglect or willful misconduct.  The Company may purchase fiduciary liability insurance to insure its obligation under this Section.

ARTICLE 8 - MAXIMUM BENEFITS

8.1                               Maximum Benefits.  Notwithstanding anything to the contrary herein:

(a)                                 The maximum cash benefit that may be available to a Participant under Article 4 and Article 5 shall be an amount equal to 2 times the sum of such Participant’s (i) W-2 pay (Box 1) for the most recently completed calendar year, (ii) total pre-tax 401(k) elective deferrals for such year (if any), and (iii) total pre-tax medical premium contributions pursuant to Code Section 125 for such year (if any). When necessary, the Plan Administrator shall reduce the severance benefits to such extent and in such manner as it deems necessary or appropriate to comply with this Article 8; and

(b)                                 All payments under this Plan, together with any other severance plans or arrangements that may be deemed aggregated with this Plan as a single plan or arrangement for purposes of Code Section 409A, shall be subject to the requirements as set forth in Section 5.7 (Code Section 409A).

(c)                                  Notwithstanding Section 8.1(a), the maximum cash amount that may be available under this Plan to a Special Participant (as described in Section 5.8 hereof) is an amount equal to the greater of (i) the amount as described in Section 8.1(a) or (ii) twelve (12) weeks’ Straight Time Pay.

ARTICLE 9 - MISCELLANEOUS

9.1                               Funding of Benefits.  Neither the creation of any fund or accounts, nor the payment of benefits under the Plan shall be construed as giving any legal or equitable right to any Employee, former Employee, or beneficiary against the Company, any Participating Company, or their officers or employees except as expressly provided herein, and all obligations under the Plan shall be satisfied, if at all, only out of the general assets of the Company or a Participating Company.

9.2                               Settlement of Accounts.  Except as prohibited by applicable law, there shall be deducted from the payment of any benefit due under the Plan the amount of any indebtedness, obligations, or liabilities owed by the Participant to the Company or any Participating Company, including, but not limited to, amounts owed for loans, travel advances, and miscellaneous clothing.

9.3                               Withholding.  Any payment of benefits to a Participant shall be subject to normal withholding for state, local and federal income taxes and Social Security taxes, as well as legally enforceable garnishments.

9.4                               Spendthrift.  Except as permitted by law and this section, no assignment of any rights or benefits arising under the Plan is permitted or recognized.  No rights or benefits are subject to attachment or other legal or equitable process or subject to the jurisdiction of any bankruptcy court.  If any Participant is adjudicated bankrupt or attempts to assign any benefits, then in the Company’s discretion, those benefits may cease.  If that happens, the Committee may apply those benefits for that Participant or his dependents, as the Committee sees fit.  Neither the Company, nor any Participating Company, is liable for or subject to the debts, contracts, liabilities, or torts of any person entitled to benefits under this Plan.

9.5                               Amendment, Termination and Vesting.  The Plan may be amended or terminated at any time by Mirant Services, LLC by or through action of the Plan Administrator.  No Participating Company other than the Company shall have the right to amend or terminate the Plan.  Any amendment to the Plan by the Company shall be binding upon every Participating Company without further action by such Participating Company.  Upon termination or discontinuance of the Plan, all payments with respect to benefits shall be made only with respect to claims incurred on or prior to the date of the Plan’s termination.

Nothing in this Plan, the Summary Plan Description (the “SPD”), or any other document describing, interpreting or relating to the Plan shall be construed to provide vested, nonforfeitable, nonterminable or nonchangeable benefits or rights thereto.  No communication, written or oral, may modify, supersede, or void the written terms of the Plan unless such communication constitutes a valid amendment of the Plan executed by the Committee.

The Committee or its designee may amend the SPD attached hereto at any time by preparation and publication of a revised SPD (or Summary of Material Modifications).  Any amendment will apply to those currently receiving benefits as well as future benefit recipients.

9.6                               No Guarantee of Employment.  The Plan is not a contract of employment and neither the Plan nor the payment of any benefits under the Plan shall be construed as giving any person any legal or equitable right to employment by any Participating Company.  Nothing herein shall be construed to interfere with the right of the Company or any Participating Company to discharge, with or without cause, any Employee at any time.

9.7                               Construction.  This Plan shall be construed in accordance with and governed by the laws of the State of Georgia, to the extent such laws are not otherwise superseded by the laws of the United States.

9.8                               Right to Require Information and Reliance Thereon.  Each Participating Company, Plan Administrator and Claims Reviewer shall have the right to require any Employee, spouse or beneficiary to provide it and its agents with such information, in writing, and in such forms as it may deem necessary to the administration of the Plan and may rely on that information in carrying out its duties hereunder.  Any payment to an Employee, spouse or beneficiary, in accordance with the provisions of the Plan and in good faith reliance upon any written information provided by such individual, shall be in full satisfaction of all claims by the individual.

9.9                               Conclusiveness of Records.  The records of the Company and the Participating Companies with respect to age, service, employment history, compensation, absences, illnesses and other relevant matters shall be conclusive for purposes of the administration of, and the resolution of claims arising under, the Plan.

IN WITNESS WHEREOF, the Mirant Benefits Committee has caused this Amended and Restated Plan to be executed on behalf of Mirant Services, LLC, this 1st day of April, 2010, to be effective as provided herein.

MIRANT SERVICES, LLC

By:	/s/ Kevin P. Boudreaux

Kevin P. Boudreaux
VP, Administration

APPENDIX A — FORM OF RELEASE

Election Form and Waiver Agreement

(1)                                 Benefits.  I understand that in order to receive the Enhanced Severance and/or the Enhanced Medical Benefits under the Mirant Services Severance Pay Plan (“Plan”), and other benefits and/or compensation identified on Attachment A (collectively, “Benefits”), I must execute this Election Form and Waiver Agreement (“Agreement”) and return it to the Mirant Services, LLC (“Company”), on or before                               [date].

I understand that I am entitled to receive the Basic Severance and Welfare Benefits under the Plan even if I do not execute this Agreement.  I understand that the Benefits I have elected to receive under the Plan and under other plans or policies identified on Attachment A are in excess of those I would have received from the Company if I had not elected to sign this Agreement.  I understand and acknowledge that nothing in this Agreement is intended to or requires the Company to institute or continue in effect any particular plan or benefit sponsored by the Company and the Company hereby reserves the right to amend or terminate any of its benefit programs at any time in accordance with the procedures set forth in such plans.

(2)                                 General.  In exchange for the Benefits I elect to receive, as set forth on Attachment A, I agree to irrevocably and unconditionally waive and release all Claims, as that term is defined in this Agreement, that I may now have against the Released Parties, as that term is defined in this Agreement, including the Company and other parties as set forth in this Agreement.  I understand and agree that I am releasing the rights set forth below on behalf of myself, and anyone else entitled to assert any rights on my behalf such as my estate or my beneficiaries, now and forever.

(3)                                 Released Parties.  As used in this Agreement, the “Released Parties” are Mirant Corporation, Mirant Services, LLC, and all other subsidiaries or affiliates of Mirant Corporation, and with respect to each of them, their predecessors and successors, and with respect to each entity all of its past, present and future officers, directors, employees, agents, stockholders, owners, attorneys, insurers, employee benefit programs (including but not limited to the Mirant Services, LLC and Affiliated Companies Health and Welfare Benefits Plan for Non-Union Employees and the Mirant Services Severance Pay Plan) (and the trustees, administrators, fiduciaries, and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.  For purposes of this Agreement, I understand and agree that a “related business entity” includes, but is not limited to, any entity that was a subsidiary or affiliate of The Southern Company for periods prior to April 2, 2001 (hereinafter “Southern Business Entity”).  I further understand and agree that the waiver and release of claims attributable to a Southern Business Entity under this Agreement applies only to those claims arising from such entity during periods prior to April 2, 2001.

(4)                                 Claims Released.  I understand and agree that I am releasing all known and unknown claims, promises, causes of action or similar rights of any type that I may have as of this date (the “Claims”) against any and all Released Parties, except that I am not releasing any claim that relates to (i) my right to enforce this Agreement; (ii) my right, if any, to claim government-provided unemployment benefits, or (iii) any rights or claims which may arise or accrue after I sign this Agreement.  I further understand that the Claims I am releasing may arise under many different laws (including statutes, regulations, other administrative guidance, and common law doctrines), including but not limited to:

•                  Anti-discrimination statutes, such as Title VII of the Civil Rights Act of 1964 and Age Discrimination in Employment Act, which prohibit discrimination based on race, color, age, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, as amended, which prohibits discrimination based on disability; and any other federal, state, or local laws prohibiting employment or wage discrimination.

•                  Federal employment statutes, such as the WARN Act, which requires that advance notice be given of certain work force reductions; the Employee Retirement Income Security Act of 1974, which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938 and state laws which regulate wage and hour matters; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; and any other federal laws relating to employment, such as veterans’ reemployment rights laws.

•                  Other laws, such as any federal, state, or local laws restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state, or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith.

•                  Tort and Contract Claims, such as claims for wrongful discharge, physical or personal injury, emotional distress, fraud, fraud in the inducement, negligent misrepresentation, defamation, invasion of privacy, interference with contract or with prospective economic advantage, breach of express or implied contract, breach of covenants of good faith and fair dealing, and similar or related claims.

•                  Examples of Released Claims include, but are not limited to: (i) Claims that in any way relate to my employment with the Company, or the termination of that employment, such as Claims for compensation, bonuses, commissions, lost wages, or unused accrued vacation or sick pay; (ii) Claims that in any way relate to the design or administration of any employee benefit program; (iii) Claims that I have irrevocable or vested rights to severance or similar benefits or to post-employment health or group insurance benefits other than the Benefits set forth in Attachment A; or (iv) any Claims to attorneys’ fees or other indemnities.

•                  General Release.  The releases set forth in Paragraph 2 and in this Paragraph 4 extend to all claims of every nature and kind, known or unknown, suspected or unsuspected, vested or contingent, past, present, or future, arising from or attributable to any alleged act or omission of the Company or of the Released Parties, their past, present and future officers, directors,

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partners, agents, servants, lawyers, employees, assigns, insurers, predecessors-in-interest, successors-in-interest, underwriters, and all their parent, affiliated and subsidiary entities occurring prior to the execution of this Agreement and the release contained in this Agreement, and any and all rights granted Employee under Section 1542 of the California Civil Code or any analogous law or regulation affecting any other jurisdiction are hereby waived.  Said Section 1542 of the California Civil Code reads in full as follows:

Section 1542.  General Release.  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(5)                                 Promises, Representations and Acknowledgment.  In further exchange for the Benefits I elect to receive:

•                  Reemployment: I understand and agree that for a period of 6 months following my execution of this Agreement and in exchange for payments to be received upon execution of this Agreement, I will not apply for or otherwise seek reemployment with the Released Entities.  I further understand because I am receiving the Benefits due to involuntary termination of employment in connection with the sale, merger, spin-off or similar transfer of some or all assets or membership interest of the Company to an unrelated entity (the “Buyer”), I must not, during the six-month period immediately following the termination of employment with Company, become — or agree or promise to become — an employee or independent contractor of the Buyer or its affiliate, or otherwise directly or indirectly render — or agree or promise to render — services to the Buyer or its affiliate in any manner.

•                  Confidentiality, Non-Disparagement & Cooperation: I understand and agree that for 3 years, or for so long as the relevant information remains confidential, I will not disclose any information of a proprietary and/or confidential nature of any entity in the Mirant Corporation system or any third party that I have obtained in the course of my service with the Company or any subsidiary, affiliate, predecessor or related business entity of Mirant Corporation. I will not engage in any communications which shall criticize, denigrate, or disparage the Released Parties or interfere with its existing or prospective business relationships. I also agree to fully cooperate with the Company in connection with any transition issues or litigation that continues following my termination.

•                  Non-Solicitation: In further exchange for the Benefits I elect to receive, I understand and agree that for a period of 3 years following termination of my employment with Mirant, I shall not solicit or attempt to solicit, directly or indirectly by assisting others, any individuals who were employees of Mirant at the time of my termination of employment for purposes of inducing them to leave Mirant’s employment or to accept employment or engagement with another company or entity.

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•                  Acknowledgment of Wages:  With the possible exception of my final paycheck, which will include a payout of any outstanding accrued but unused vacation I may have remaining at the time of termination, I acknowledge and agree that I have received all monies earned and due me during my employment with the Company and that I am not entitled to receive, any other severance pay or benefits, bonus payments, stock options or other rights related to stock plans or other long-term incentive plans, accrued vacation pay, or accrued holiday pay, or any other form of compensation or benefit other than what is set forth under this Agreement.

•                  Waiver of Pursuit of Released Claims and Financial Recovery:  I have not filed or caused to be filed any lawsuit, complaint, or charge with respect to any Claim this Agreement purports to release.  Except to the extent that applicable law requires that I be allowed to file an EEOC Charge or other administrative charge with a governmental agency, I hereby agree not to file a lawsuit or other legal claim or charge to assert any claim based on facts that occurred prior to, or that exist as of, the time I execute this Agreement against any of the Released Parties.  I will not seek and hereby waive any right to any monetary or other personal relief whatsoever based on such Claims brought by anyone on my behalf in any court or before any administrative agency.  I further agree that if anyone (including, but not limited to, Employee, the Equal Employment Opportunity Commission or any other government agency or similar such body) makes a claim or undertakes an investigation involving me in any way, I hereby waive any and all right and claim to financial recovery resulting from such claim or investigation.

•                  Taxes: I am solely responsible for paying any taxes on Benefits I receive because I signed this Agreement.  I agree that the Company may withhold all taxes it determines it is legally required to withhold.  I understand that I may obtain advice from an attorney or tax advisor regarding the tax consequences of the payments and benefits provided for in this Paragraph, and I represent that I have not relied on any representations by the Company regarding the tax consequences of such payments and benefits.

•                  Ownership of Claims:  I have not assigned or transferred any Claim I am releasing, nor have I purported to do so.

•                  Nonadmission of Liability:  I agree not to assert that this Agreement is an admission of guilt or wrongdoing by any Released Party and I acknowledge that the Released Parties deny that they have engaged in wrongdoing of any kind or nature.

•                  Implementation:  I agree to sign any documents and do anything else that is necessary in the future to implement this Agreement.

(6)                                 Consequences of Violating my Promises.  Except with respect to claims pursuant to the ADEA, if I violate the terms of this Agreement by attempting to rescind, revoke or annul this Agreement after the Effective Date (set forth below), or otherwise by violating any of the promises set forth in Paragraph 5, or if any representation I made in this Agreement was false when made, I agree that I am required to repay to the Plan in advance of filing a claim or as a consequence of any violation of my promises all Benefits received as a result of entering into this Agreement.  In addition, except with respect to claims under the ADEA, if Company or any

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Released Party prevails in defending the enforceability of any portion of the Agreement or in defending itself against any such claim brought by me, I will pay Company’s reasonable attorneys’ fees, costs, and damages incurred by any Released Party in defending itself against the claim(s) and/or the attempted revocation, rescission or annulment.  Nothing in this Agreement shall limit Company’s rights to seek and obtain other remedies for breach of this Agreement.

(7)                                 Governing Law and Severability.  This Agreement and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Georgia.  If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court or tribunal construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

This is the entire agreement between the Company and me.  It supersedes and invalidates any previous agreements or contracts.  No representations, inducements, promises or agreements, oral or otherwise, which are not in this Agreement shall be of any force or effect.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

(8)                                 Acknowledgment. Limited Revocation Rights, and Effective Date.

I HAVE CAREFULLY READ THIS RELEASE AND ACKNOWLEDGE THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE COMPANY, INCLUDING CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.  I HAVE BEEN ENCOURAGED AND ADVISED IN WRITING TO SEEK ADVICE FROM ANYONE OF MY CHOOSING REGARDING THIS AGREEMENT, INCLUDING MY ATTORNEY, ACCOUNTANT OR TAX ADVISOR. PRIOR TO SIGNING THIS AGREEMENT, I HAVE BEEN GIVEN THE OPPORTUNITY AND SUFFICIENT TIME TO SEEK SUCH ADVICE AND I FULLY UNDERSTAND THE MEANING AND CONTENTS OF THIS AGREEMENT.

I UNDERSTAND THAT I MAY TAKE UP TO FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER WHETHER OR NOT I DESIRE TO ENTER INTO THIS AGREEMENT. I WAS NOT COERCED, THREATENED OR OTHERWISE FORCED TO SIGN THIS AGREEMENT. I HAVE MADE MY CHOICE TO SIGN THIS AGREEMENT VOLUNTARILY AND OF MY OWN FREE WILL AND WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL SUCH CLAIMS.  IF I SIGN THIS AGREEMENT BEFORE EXPIRATION OF THE FORTY-FIVE (45) DAY REVIEW PERIOD, I HAVE DONE SO OF MY OWN CHOICE, FREELY, AND WITHOUT COERCION.

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I understand that I may revoke this Agreement at any time during the seven (7) calendar day period after I sign and deliver this Agreement to the Company. If I revoke this Agreement, I must do so in writing delivered to                  [Insert name and contact information of appropriate Company personnel]. I understand that this Agreement is not effective until the expiration of this seven (7) calendar day revocation period (the “Effective Date”). I understand that upon-the expiration of such seven (7) calendar day revocation period this entire Agreement will be binding upon me and will be irrevocable.  However, if I revoke this Agreement within such seven (7) day period, no Benefits will be payable to me under the Plan.

I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP RIGHTS I MAY HAVE.  I UNDERSTAND I DO NOT HAVE TO SIGN THIS AGREEMENT.

IN WITNESS WHEREOF, the undersigned hereby executes this Agreement this            day of                         , 20      .

Sworn to and subscribed before me,	EMPLOYEE’S SIGNATURE

NOTARY PUBLIC	EMPLOYEE’S PRINTED NAME

My Commission Expires:

*EMPLOYEE’S DAYTIME PHONE

*Please provide us with a daytime telephone number where we may reach you in order to discuss and assist you with the completion of the necessary forms associated with your other benefit plans.

Witnessed, Acknowledged and Accepted by a representative of the Administrator of the Mirant Services Severance Pay Plan.

By:

Title:

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Appendix C

RRI ENERGY, INC.

STANDARD SEVERANCE PLAN

Effective October 1, 2009

i

RRI ENERGY, INC.

STANDARD SEVERANCE PLAN

Effective October 1, 2009

SUMMARY PLAN DESCRIPTION AND PLAN DOCUMENT

1.                                      Purpose of the Plan

The purposes of the Plan are as follows:

To make Severance Benefits available to certain Eligible Employees (as defined below) that will financially assist with their transition following certain terminations of employment from RRI Energy, Inc., its affiliates and subsidiaries, or its successors while the Plan is in effect; and

To resolve any possible claims arising out of employment, including its termination, by providing such employees with Severance Benefits in return for a Waiver and Release from liability.

If an employee qualifies for a benefit under this Plan, payments under this Plan are voluntary on the part of the employer, and are not required by any legal obligation.

This Plan represents an amendment and restatement of all prior severance plans, practices or policies (other than individual contracts or collective bargaining agreements providing for severance benefits) in effect with the Company or an Affiliate as of the effective time hereof with respect to Employees (as defined below). All such prior severance plans, practices and policies are hereby superseded by this Plan, discontinued and terminated with respect to Employees.

2.                                      Definitions

As used in this Plan, the following terms shall have the following meanings (and the singular includes the plural, unless the context clearly indicates otherwise):

Affiliate:  Each corporation, partnership or other business entity which is 50% or more owned, directly or indirectly, by RRI Energy, Inc.

AICP:  The Company’s Annual Incentive Compensation Plan, as in effect from time to time or any similar successor plan adopted by the Company.

Base Compensation:  The Employee’s annual base salary or annualized base rate of pay, excluding bonuses, commissions, incentives, overtime or any other compensation.

Benefits Committee:  The Benefits Committee appointed by the Board of Directors pursuant to Section 12 of the Plan.

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Cause:  Termination from employment, as determined in the sole discretion of the Company, due to unacceptable performance, failure to perform, misconduct, negligence, dishonesty, excessive absenteeism, acts detrimental or destructive to the Company or its Affiliates, employees or property, or any violation of the policies of the Company or its Affiliates. This definition applies to this Plan only and is not meant to define the legal grounds for a termination for cause. Use of the term in this Plan does not change or modify any employee’s at-will status.

COBRA:  The Consolidated Omnibus Budget Reconciliation Act of 1985 as amended from time to time, currently embodied in Internal Revenue Code Section 4980B, which provides for continuation of group health plan coverage in certain circumstances.

Company:  RRI Energy, Inc., a Delaware corporation, and any successor to RRI Energy, Inc.

Comparable Employment:  Employment with an Employer, any Affiliate, an Outsourced Employer or a Divested Employer that (i) provides Base Compensation plus target bonus opportunity of not less than 90 percent of the Employee’s Base Compensation plus target AICP as of the Notice Date, and (ii) is at a location that is not more than 50 miles from the principal place of employment for the Employee on the Employee’s Notice Date.  In the event that the bonus structure of the potential new Employer, Affiliate, Outsourced Employer, or Divested Employer differs from the AICP structure in such a manner as to render comparison of target bonus opportunities infeasible, the Company, in its sole discretion, will determine whether the employment offer constitutes “Comparable Employment” under this Plan.

Disability:  Disability within the meaning of the Company’s Long Term Disability Plan.

Divested Employer:  (i) a division, subsidiary, venture or partnership, or other business segment of the Company or an Affiliate of the Company, which has been or is proposed to be divested, or (ii) the proposed or actual purchaser or acquirer thereof, by reason of ownership or acquisition of stock, assets or otherwise, and includes any Affiliate of such Divested Employer.

Effective Date:  October 1, 2009.

Eligible Employee:  An Employee described in Section 3(a).

Employee:  Any person who:  (1) is designated on the employment records of an Employer as an active, regular (not designated temporary or contractor), full-time or part-time employee of the Employer; (2) is classified on the Employer’s records as being in a compensation Market Reference Zone within one of the following ranges:  N103-N118, E203-E214,C203-C214 or P503 (or their equivalents should the Company change nomenclature); and (3) if employed by an Employer before October 1, 2009, did not have Base Compensation of $150,000 or more as of October 1, 2009.

Employer:  The Company and any Affiliate of the Company that carries employees on its payroll.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

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Notice:  A written notice provided to an Employee which states that the employment of the Employee will be terminated and that the Employee is eligible for participation in this Plan.

Notice Date:  The date on which an Employee receives a Notice.

Outsourced Employer:  A third-party service provider to whom the Company has outsourced business functions or services.

Participant:  An Eligible Employee who meets the requirements set forth in Section 3(b) of this Plan.

Plan:  This, the RRI Energy, Inc. Standard Severance Plan.

Plan Administrator:  The Benefits Committee appointed by the Board of Directors of RRI Energy, Inc.

Service:  Except for purposes of Section 5(a), Service shall be determined according to procedures established by the Benefits Committee. For the purposes of Section 5(a), Service for an Employee who is employed by an Employer will be as reflected in the employment records of the Employer or Company, and will ordinarily include continuous time of employment with such Employer or Affiliate (including service with an acquired entity if provided for in the documentation relating to the transaction) and continuous time of employment without any break in service with a predecessor of the Employer or Company.  In the event of any ambiguity or inconsistency in the Company’s records or this Paragraph with regard to determining Service, the Company, in its sole discretion, will determine the Employee’s Service date for purposes of this Plan. Subject thereto, for purposes of Section 5(a), less than six months of Service shall not constitute a year of Service, and six months or more of Service shall constitute a full year of Service (except in the event an Employee has a total of less than six months of Service, in which case the Employee shall be deemed to have one year of Service).

Severance Benefits:  Benefits described in Sections 5, 6(a) and 6(b) below.

Termination Date:  The last day on which an Employee is carried on the payroll of an Employer.

Waiver and Release, or Waiver and Release Agreement:  The legal document in which an Employee, in exchange for Severance Benefits under the Plan, among other things, releases the Company and all of the Affiliates, their directors, officers, employees and agents, their employee benefit plans, and the fiduciaries and agents of said plans, and all other entities and persons set forth in the Waiver and Release, from liability and damages in any way related to the Employee’s employment with or separation from employment with the Company or any of its Affiliates. The Company may include other matters in the Waiver and Release Agreement, as the Company determines in its sole discretion, including, but not limited to, the provisions of Section 7.

Weekly Base Compensation:  The Employee’s Base Compensation, as of his or her Notice Date, divided by 52.

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3.                                      Participation

(a)                                 Eligible Employees

An Employee shall be eligible to become a Participant in the Plan and receive Severance Benefits only if the Employee receives a Notice and the Employee’s employment with his or her Employer and all Affiliates is involuntarily terminated by the Employee’s Employer for reasons other than resignation, death, Disability or Cause. Except as otherwise provided herein, Employees who meet the requirements in the preceding sentence are referred to as “Eligible Employees.”

Each Employee who receives a Notice shall be given a form of Waiver and Release and, if part of a group termination, a listing of the job titles and ages of all individuals eligible or selected to become Participants and the ages and job titles of all individuals in the same job classification or organizational unit who are not eligible or selected to become Participants.

Notwithstanding any other provision herein, (i) an Employee who is entitled to receive any other form of severance-related remuneration in connection with his or her termination of employment, whether by plan, policy, contract, agreement, or otherwise, shall not be an Eligible Employee or become a Participant in the Plan and shall not be entitled to receive any benefit hereunder, and (ii) no Employee who is covered by a collective bargaining agreement shall be an Eligible Employee or a Participant in the Plan, unless eligibility and participation in the Plan have been specifically agreed to as part of the collective bargaining agreement.

(b)                                 Participants

In order to become a Participant, an Eligible Employee must meet the following requirements: (a) on or after (not before) the Employee’s Termination Date, the Employee must execute (and return to the Plan Administrator or the person designated by the Plan Administrator) the Waiver and Release, (b) the Waiver and Release must be executed and returned no later than 5:30 p.m. central time on the 46th day following the later of (i) the date that the Employee receives the Plan and Waiver and Release or (ii) the Employee’s Termination Date, (c) the Employee must not revoke his or her Waiver and Release within 7 days after the Employee’s executed Waiver and Release is received by the Company, and (d) the Employee must not be disqualified from receiving Severance Benefits pursuant to the provisions of Section 4 below. In all cases, the Employee must be given at least 45 days to consider whether to participate in the Plan and whether to execute the Waiver and Release. Each Eligible Employee is hereby advised to consult an attorney before signing a Waiver and Release.

4.                                      Disqualifying Events

NO Severance Benefits will be paid to an Eligible Employee who otherwise qualifies as a Participant if:

(a)                                 the Employee (i) terminates employment prior to the Termination Date due to resignation,

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death, Disability or Cause, or (ii) fails to continue to perform the duties of his or her employment through the Termination Date;

(b)                                 this Plan is terminated or is amended in a way that makes the Employee ineligible before the Employee has returned an executed Waiver and Release as described in Section 3(b) above and has otherwise met all of the requirements for Severance Benefits hereunder;

(c)                                  the Employee fails to return all property and materials of his employer to his or her supervisor or other appropriate employer representative as of his or her Termination Date or as otherwise mutually agreed;

(d)                                 the Employee is offered Comparable Employment before his or her Termination Date;

(e)                                  the Employee accepts any offer of employment (whether or not Comparable Employment) with the Company, an Affiliate, a Divested Employer or an Outsourced Employer before his or her Termination Date;

(f)                                   the Employee is entitled to any severance or other benefit due to his or her termination by an employment agreement or other severance program, plan, policy, contract, agreement or otherwise with his or her Employer;

(g)                                  the Employee fails to return the executed Waiver and Release by 5:30 p.m. central time on the 46th day following the date the Employee receives the Plan and Waiver and Release; or

(h)                                 the Employee revokes his or her Waiver and Release within 7 days after the Employee’s executed Waiver and Release is received by the Company

5.                                      Cash Severance Benefit

(a)                                 An Eligible Employee who qualifies as a Participant under Section 3 shall be entitled to a lump-sum cash Severance Benefit in an amount equal to three weeks of the Participant’s Weekly Base Compensation multiplied by the number of full years of Service credited to the Participant, provided that such cash Severance Benefit shall not be less than 12 weeks of Weekly Base Compensation nor more than 52 weeks of Weekly Base Compensation.

(b)                                 In addition, an Eligible Employee who qualifies as a Participant under Section 3 may also be entitled to a benefit under subsection (i) or (ii), as applicable:

(i)                                     A Participant who is employed during the current calendar year shall be entitled to an additional lump-sum cash Severance Benefit in an amount equal to such Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year of his or her Termination Date.

(ii)                                  A Participant whose Termination Date occurs before the date on which awards under the AICP are paid out for the prior calendar year, or the date on which the Company announces that awards under the AICP for the prior calendar year will not be paid, shall be entitled to an additional lump-sum cash Severance Benefit in an amount equal to such

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Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year prior to his or her Termination Date.

(iii)                               Notwithstanding the foregoing, any prepayments, partial payments or any other payments related to AICP for the current or prior calendar year shall be deducted from the amount calculated under this Section 5.

6.                                      Continuation of Other Benefits

In addition to the cash Severance Benefit, a Participant shall be entitled to the following benefits:

(a)                                 COBRA Benefits

For the applicable period required by COBRA, a Participant may be entitled to continue the medical, dental and vision plan coverage in effect for active employees when terminated, if the Participant is eligible for and timely elects continuation of such coverage in accordance with COBRA. Such benefits shall be governed by and subject to (i) the terms and conditions of the plan documents providing such benefits, including the reservation of the right to amend or terminate such benefits under those plan documents at any time, and (ii) the provisions of COBRA. The period of coverage provided under this section shall constitute continuation coverage required by COBRA.

(b)                                 All Other Benefit Plans or Programs

Upon termination of employment, a Participant’s rights under any benefit or compensation plan or program not specifically provided for in Section 6 are controlled by the terms and conditions of any such plan or program in which the Participant participated, or was covered by, during his employment with an Employer.

7.                                      Confidential and Proprietary Business Information & Nonsolicitation Obligations

Notwithstanding any provision of this Plan to the contrary, a Participant’s entitlement to the benefits provided for under this Plan shall be fully subject to the provisions of the Waiver and Release regarding confidential and proprietary business information and non-solicitation, and the Company and the Affiliates shall be entitled to take all actions specified in the Waiver and Release with respect to an Employee who fails to comply with those provisions.

8.                                      Unemployment; Taxes

Payments under this Plan will not be reduced because of any unemployment benefits a Participant may be eligible to receive under applicable federal or state unemployment laws. Any required income tax withholding and FICA (Social Security) taxes shall be deducted from any benefit paid under the Plan.

9.                                      When the Severance Benefits Will be Paid

Within 30 days following the date that Participant’s executed Waiver and Release has been

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received by the Company and the 7-day revocation period has expired without a revocation, the Participant’s cash Severance Benefit described in Section 5 will be paid to the Participant in a single lump sum. Participants receiving Severance Benefits shall not be considered employees of the Company or any Affiliate for any purpose after their Termination Dates, nor shall any Severance Benefits be considered for purposes of computing benefits under or making contributions to any employee benefit plan maintained by the Company or any Affiliate.

If a Participant dies after his or her Termination Date and after executing the Waiver and Release (without having timely revoked it) but before receiving his or her cash Severance Benefit, any cash Severance Benefit will instead be paid (a) to the Participant’s beneficiary (or beneficiaries) designated under the Employer’s Life Insurance Plan covering the employee on his or her Termination Date, if such beneficiary is living, or if none is so designated or living, (b) to the executor of the Participant’s estate, in a lump sum as soon as practicable after the date of death.

Payments of other benefits described in Section 6 will be in accordance with the provisions of the governing plan documents and the applicable policies of the Company and the Affiliates.

10.                               Repayment Requirement

In the event a Participant who has received benefits under this Plan is rehired by the Company or any Affiliate within six (6) months after his or her Termination Date, such individual must repay the amount received under Section 5 of this Plan less an amount equal to the individual’s weekly salary or wages on his or her Termination Date for the number of weeks (or portion thereof) between his or her Termination Date and re-hire date.

11.                               Non-Assignment of Severance Benefits

No benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary, by operation of law or otherwise, and any attempt at such a transaction shall be void. Also, no benefit under this Plan shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to it.

12.                               Administration of the Plan

Appointment of Benefits Committee.  The general administration of the Plan shall be vested in the Benefits Committee appointed by the Board of Directors of the Company. For purposes of ERISA, the Benefits Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan.

Benefits Committee Powers and Duties.  The Benefits Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty

(a)                                 to make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the Company;

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(b)                                 to construe and interpret all terms, provisions, conditions and limitations of the Plan;

(c)                                  to correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect;

(d)                                 to employ and compensate such accountants, attorneys and other agents and employees as the Benefits Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

(e)                                  to determine all questions relating to eligibility;

(f)                                   to determine the amount, manner and time of payment of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits;

(g)                                  to prepare, file and distribute, in such manner as the Benefits Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

(h)                                 to make a determination as to the right of any person to receive a benefit under the Plan;

Standard of Care.  In administering the Plan, the Benefits Committee shall discharge its duties solely in the interest of the participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Employers to Supply Information.  Each Employer shall supply full and timely information to the Benefits Committee relating to participants and such pertinent facts as the Benefits Committee may require. When making a determination in connection with the Plan, the Benefits Committee shall be entitled to rely upon the aforesaid information furnished by the Employers.

13.                             Plan Amendment and Termination

Provided it does not result in material cost to the Company, the Chairman of the Board of Directors of the Company may at any time amend this Plan. In all other circumstances, the Compensation Committee of the Board of Directors may at any time amend or terminate this Plan. Any amendment or termination shall be set out in an instrument in writing and executed by an appropriate officer of the Company. Notwithstanding anything in the foregoing to the contrary, the benefits under this Plan payable to a Participant who has returned (and has not thereafter revoked) a signed Waiver and Release and has otherwise met all of the requirements for Severance Benefits hereunder (other than the expiration of the Waiver and Release revocation period) before the Plan is amended or terminated shall not be adversely affected by an amendment or the termination of this Plan.

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14.                             Claims and Appeal Procedures

(a)                                 Claims for benefits under the Plan shall be made in writing to the Company.

(b)                                 If a claim for benefits is wholly or partially denied, the Company shall notify the claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the plan, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(c)                                  The Company shall provide a claimant with written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(l)(i), (iii), and (iv). The notification shall set forth, in a manner calculated to be understood by the claimant: (i) The specific reason or reasons for the adverse determination; (ii) Reference to the specific plan provisions on which the determination is based; (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (iv) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (the “Act”) following an adverse benefit determination on review. Such notification shall provide the claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards established by the Benefits Committee to ensure and to verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(d)                                 Within sixty (60) days of the receipt by the claimant of written or permitted electronic notification of an adverse benefit determination, the claimant may file a written request with the Plan’s Benefits Committee that it conduct a full and fair review of the denial of the claimant’s claim for benefits. A review by the Benefits Committee shall take into

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account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)                                  The Benefits Committee shall notify a claimant in accordance with paragraph (f) of this Section 14 of the Benefits Committee’s benefit determination on review of a claimant’s appeal of an adverse benefit determination within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Benefits Committee, unless the Benefits Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim. If the Benefits Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

(f)                                   The Benefits Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made with written or electronic notification of the Benefits Committee’s benefit determination of the claimant’s appeal of the benefit denial. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(I)(i), (iii), and (iv). In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (1) The specific reason or reasons for the adverse determination; (2) Reference to the specific plan provisions on which the benefit determination is based; (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (4) a statement of the claimant’s right to bring an action under section 502(a) of the Act.

15.                             Employee Rights

As a potential participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants under ERISA plans (like this Plan) shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including (when applicable) insurance contracts

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and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including (when applicable) insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who have administrative discretion in the administration of your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan Administrator and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C.

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20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

16.                             Plan Document Controls

In the event of any inconsistency between this Plan document and any other communication regarding this Plan, this Plan document controls.

17.                             Controlling Law

This Plan is an employee welfare benefit plan under ERISA. This Plan and the Waiver and Release shall be interpreted under ERISA and the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction, to the extent that state law is applicable.

18.                             General Information

(a)                                 Plan Sponsor:  RRI Energy, Inc. P.O. Box 3795, Houston, Texas 77253; (832) 357-3000.

(b)           Employer Identification Number of Plan Sponsor:  76-0655566.

(c)           Plan Number:  525.

(d)                                 Plan Year:  The plan year for reporting to governmental agencies and employees shall be the calendar year.

(e)                                  Plan Administrator:  The Benefits Committee, RRI Energy, Inc., P.O. Box 3795, Houston, Texas 77253; (832) 357-3000.

(f)                                   The Plan Administrator is responsible for the operation and administration of the Plan. The Plan Administrator is authorized to construe and interpret the Plan, and its decisions shall be final and binding. The Plan Administrator shall make all reports and disclosures required by law.

(g)                                  Agent for Service of Legal Process:  The Benefits Committee, RRI Energy, Inc., ATTN: Secretary, P.O. Box 3795, Houston, Texas 77253, is the agent for service of legal process.

(h)                                 Plan Original Effective Date:  January 1, 2003. The RRI Energy, Inc. Standard Severance Plan was originally established as the Reliant Resources, Inc. (later, Reliant Energy, Inc., and then RRI Energy, Inc.) 2003 Involuntary Severance Benefits Plan For Employees with Annual Base Pay Less Than $150,000 effective January 1, 2003. It was amended effective August 7, 2003, January 9, 2004, June 1, 2004 and May 2, 2009. It is being amended and restated effective October 1, 2009 to change the eligibility criteria for the Plan, change the Plan’s name and to make certain additional changes in the Plan’s design.

(i)                                     Source of Benefits:  Payments due under this Plan shall be made by the Company or an Affiliate designated by the Company from the paying company’s general assets.

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IN WITNESS WHEREOF, RRI Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 30th day of September, 2009.

RRI ENERGY, INC.

By:	/s/ Steven L. Miller
Steven L. Miller
Chairman of the Board

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Appendix D

RRI ENERGY, INC.

SEVERANCE PLAN FOR

MARKET REFERENCE ZONES

E215 AND ABOVE AND C215 AND ABOVE

Effective October 1, 2009

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RRI ENERGY, INC.

 SEVERANCE PLAN FOR MARKET REFERENCE ZONES

E215 AND ABOVE AND C215 AND ABOVE

Effective October 1, 2009

SUMMARY PLAN DESCRIPTION AND PLAN DOCUMENT

1.                                      Purpose of the Plan

The purposes of the Plan are as follows:

To make Severance Benefits available to certain Eligible Employees (as defined below) that will financially assist with their transition following certain terminations of employment from RRI Energy, Inc., its affiliates and subsidiaries, or its successors while the Plan is in effect; and

To resolve any possible claims arising out of employment, including its termination, by providing such employees with Severance Benefits in return for a Waiver and Release from liability.

If an employee qualifies for a benefit under this Plan, payments under this Plan are voluntary on the part of the employer, and are not required by any legal obligation.

This Plan represents an amendment and restatement of all prior severance plans, practices or policies (other than individual contracts or collective bargaining agreements providing for severance benefits) in effect with the Company or an Affiliate as of the effective time hereof with respect to Employees (as defined below). All such prior severance plans, practices and policies are hereby superseded by this Plan, discontinued and terminated with respect to Employees.

2.                                      Definitions

As used in this Plan, the following terms shall have the following meanings (and the singular includes the plural, unless the context clearly indicates otherwise):

Affiliate:  Each corporation, partnership or other business entity which is 50% or more owned, directly or indirectly, by RRI Energy, Inc.

AICP:  The Company’s Annual Incentive Compensation Plan, as in effect from time to time or any similar successor plan adopted by the Company.

Base Compensation:  The Employee’s annual base salary or annualized base rate of pay, excluding bonuses, commissions, incentives, overtime or any other compensation.

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Benefits Committee:  The Benefits Committee appointed by the Board of Directors pursuant to Section 12 of the Plan.

Cause:  Termination from employment, as determined in the sole discretion of the Company, due to unacceptable performance, failure to perform, misconduct, negligence, dishonesty, excessive absenteeism, acts detrimental or destructive to the Company or its Affiliates, employees or property, or any violation of the policies of the Company or its Affiliates. This definition applies to this Plan only and is not meant to define the legal grounds for a termination for cause. Use of the term in this Plan does not change or modify any employee’s at-will status.

COBRA:  The Consolidated Omnibus Budget Reconciliation Act of 1985 as amended from time to time, currently embodied in Internal Revenue Code Section 4980B, which provides for continuation of group health plan coverage in certain circumstances.

Company:  RRI Energy, Inc., a Delaware corporation, and any successor to RRI Energy, Inc.

Comparable Employment:  Employment with an Employer, any Affiliate, an Outsourced Employer or a Divested Employer that (i) provides Base Compensation plus target bonus opportunity of not less than 90 percent of the Employee’s Base Compensation plus target AICP as of the Notice Date, and (ii) is at a location that is not more than 50 miles from the principal place of employment for the Employee on the Employee’s Notice Date.  In the event that the bonus structure of the potential new Employer, Affiliate, Outsourced Employer, or Divested Employer differs from the AICP structure in such a manner as to render comparison of target bonus opportunities infeasible, the Company, in its sole discretion, will determine whether the employment offer constitutes “Comparable Employment” under this Plan.

Disability:  Disability within the meaning of the Company’s Long Term Disability Plan.

Divested Employer:  (i) a division, subsidiary, venture or partnership, or other business segment of the Company or an Affiliate of the Company, which has been or is proposed to be divested, or (ii) the proposed or actual purchaser or acquirer thereof, by reason of ownership or acquisition of stock, assets or otherwise, and includes any Affiliate of such Divested Employer.

Effective Date:  October 1, 2009.

Eligible Employee:  An Employee described in Section 3(a).

Employee:  Any person who is designated on the employment records of an Employer as an active, regular (not designated temporary or contractor), full-time or part-time employee of the Employer and (i) is classified on the Employer’s records as being in a compensation Market Reference Zone of E215 or above or C215 or above, but less than M403 (or their equivalents should the Company change nomenclature), or (ii) was employed by an Employer with a Base Compensation of $150,000 or more as of October 1, 2009.

Employer:  The Company and any Affiliate of the Company that carries employees on its payroll.

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ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Notice:  A written notice provided to an Employee which states that the employment of the Employee will be terminated and that the Employee is eligible for participation in this Plan.

Notice Date:  The date on which an Employee receives a Notice.

Outsourced Employer:  A third-party service provider to whom the Company has outsourced business functions or services.

Participant:  An Eligible Employee who meets the requirements set forth in Section 3(b) of this Plan.

Plan:  This, the RRI Energy, Inc. Severance Plan for Market Reference Zones E215 and above and C215 and above.

Plan Administrator:  The Benefits Committee appointed by the Board of Directors of RRI Energy, Inc.

Service:  Except for purposes of Section 5(a), Service shall be determined according to procedures established by the Benefits Committee. For the purposes of Section 5(a), Service for an Employee who is employed by an Employer will be as reflected in the employment records of the Employer or Company, and will ordinarily include continuous time of employment with such Employer or Affiliate (including service with an acquired entity if provided for in the documentation relating to the transaction) and continuous time of employment without any break in service with a predecessor of the Employer or Company.  In the event of any ambiguity or inconsistency in the Company’s records or this Paragraph with regard to determining Service, the Company, in its sole discretion, will determine the Employee’s Service date for purposes of this Plan. Subject thereto, for purposes of Section 5(a), less than six months of Service shall not constitute a year of Service, and six months or more of Service shall constitute a full year of Service (except in the event an Employee has a total of less than six months of Service, in which case the Employee shall be deemed to have one year of Service).

Severance Benefits:  Benefits described in Sections 5, 6(a) and 6(b) below.

Termination Date:  The last day on which an Employee is carried on the payroll of an Employer.

Waiver and Release, or Waiver and Release Agreement:  The legal document in which an Employee, in exchange for Severance Benefits under the Plan, among other things, releases the Company and all of the Affiliates, their directors, officers, employees and agents, their employee benefit plans, and the fiduciaries and agents of said plans, and all other entities and persons set forth in the Waiver and Release, from liability and damages in any way related to the Employee’s employment with or separation from employment with the Company or any of its Affiliates. The Company may include other matters in the Waiver and Release Agreement, as the Company determines in its sole discretion, including, but not limited to, the provisions of Section 7.

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Weekly Base Compensation:  The Employee’s Base Compensation, as of his or her Notice Date, divided by 52.

3.                                      Participation

(a)                                 Eligible Employees

An Employee shall be eligible to become a Participant in the Plan and receive Severance Benefits only if the Employee receives a Notice and the Employee’s employment with his or her Employer and all Affiliates is involuntarily terminated by the Employee’s Employer for reasons other than resignation, death, Disability or Cause. Except as otherwise provided herein, Employees who meet the requirements in the preceding sentence are referred to as “Eligible Employees.”

Each Employee who receives a Notice shall be given a form of Waiver and Release and, if part of a group termination, a listing of the job titles and ages of all individuals eligible or selected to become Participants and the ages and job titles of all individuals in the same job classification or organizational unit who are not eligible or selected to become Participants.

Notwithstanding any other provision herein, (i) an Employee who is entitled to receive any other form of severance-related remuneration in connection with his or her termination of employment, whether by plan, policy, contract, agreement, or otherwise, shall not be an Eligible Employee or become a Participant in the Plan and shall not be entitled to receive any benefit hereunder, and (ii) no Employee who is covered by a collective bargaining agreement shall be an Eligible Employee or a Participant in the Plan, unless eligibility and participation in the Plan have been specifically agreed to as part of the collective bargaining agreement.

(b)                                 Participants

In order to become a Participant, an Eligible Employee must meet the following requirements: (a) on or after (not before) the Employee’s Termination Date, the Employee must execute (and return to the Plan Administrator or the person designated by the Plan Administrator) the Waiver and Release, (b) the Waiver and Release must be executed and returned no later than 5:30 p.m. central time on the 46th day following the later of (i) the date that the Employee receives the Plan and Waiver and Release or (ii) the Employee’s Termination Date, (c) the Employee must not revoke his or her Waiver and Release within 7 days after the Employee’s executed Waiver and Release is received by the Company, and (d) the Employee must not be disqualified from receiving Severance Benefits pursuant to the provisions of Section 4 below. In all cases, the Employee must be given at least 45 days to consider whether to participate in the Plan and whether to execute the Waiver and Release. Each Eligible Employee is hereby advised to consult an attorney before signing a Waiver and Release.

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4.                                      Disqualifying Events

NO Severance Benefits will be paid to an Eligible Employee who otherwise qualifies as a Participant if:

(a)                                 the Employee (i) terminates employment prior to the Termination Date due to resignation, death, Disability or Cause, or (ii) fails to continue to perform the duties of his or her employment through the Termination Date;

(b)                                 this Plan is terminated or is amended in a way that makes the Employee ineligible before the Employee has returned an executed Waiver and Release as described in Section 3(b) above and has otherwise met all of the requirements for Severance Benefits hereunder;

(c)                                  the Employee fails to return all property and materials of his employer to his or her supervisor or other appropriate employer representative as of his or her Termination Date or as otherwise mutually agreed;

(d)                                 the Employee is offered Comparable Employment before his or her Termination Date;

(e)                                  the Employee accepts any offer of employment (whether or not Comparable Employment) with the Company, an Affiliate, a Divested Employer or an Outsourced Employer before his or her Termination Date;

(f)                                   the Employee is entitled to any severance or other benefit due to his or her termination by an employment agreement or other severance program, plan, policy, contract, agreement or otherwise with his or her Employer;

(g)                                  the Employee fails to return the executed Waiver and Release by 5:30 p.m. central time on the 46th day following the date the Employee receives the Plan and Waiver and Release; or

(h)                                 the Employee revokes his or her Waiver and Release within 7 days after the Employee’s executed Waiver and Release is received by the Company

5.                                      Cash Severance Benefit

(a)                                 An Eligible Employee who qualifies as a Participant under Section 3 shall be entitled to a lump-sum cash Severance Benefit in an amount equal to one times Base Compensation, plus one times the Participant’s target award under the AICP.

(b)                                 In addition, an Eligible Employee who qualifies as a Participant under Section 3 may also be entitled to a benefit under subsection (i) or (ii), as applicable:

(i)                                     A Participant who is employed during the current calendar year shall be entitled to an additional lump-sum cash Severance Benefit in an amount equal to such Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year of his or her Termination Date.

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(ii)                                  A Participant whose Termination Date occurs before the date on which awards under the AICP are paid out for the prior calendar year, or the date on which the Company announces that awards under the AICP for the prior calendar year will not be paid, shall be entitled to an additional lump-sum cash Severance Benefit in an amount equal to such Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year prior to his or her Termination Date.

(iii)                               Notwithstanding the foregoing, any prepayments, partial payments or any other payments related to AICP for the current or prior calendar year shall be deducted from the amount calculated under this Section 5.

6.                                      Continuation of Other Benefits

In addition to the cash Severance Benefit, a Participant shall be entitled to the following benefits:

(a)                                 COBRA Benefits

For the applicable period required by COBRA, a Participant may be entitled to continue the medical, dental and vision plan coverage in effect for active employees when terminated, if the Participant is eligible for and timely elects continuation of such coverage in accordance with COBRA. Such benefits shall be governed by and subject to (i) the terms and conditions of the plan documents providing such benefits, including the reservation of the right to amend or terminate such benefits under those plan documents at any time, and (ii) the provisions of COBRA. The period of coverage provided under this section shall constitute continuation coverage required by COBRA.

(b)                                 All Other Benefit Plans or Programs

Upon termination of employment, a Participant’s rights under any benefit or compensation plan or program not specifically provided for in Section 6 are controlled by the terms and conditions of any such plan or program in which the Participant participated, or was covered by, during his employment with an Employer.

7.                                      Confidential and Proprietary Business Information & Nonsolicitation Obligations

Notwithstanding any provision of this Plan to the contrary, a Participant’s entitlement to the benefits provided for under this Plan shall be fully subject to the provisions of the Waiver and Release regarding confidential and proprietary business information and non-solicitation, and the Company and the Affiliates shall be entitled to take all actions specified in the Waiver and Release with respect to an Employee who fails to comply with those provisions.

8.                                      Unemployment; Taxes

Payments under this Plan will not be reduced because of any unemployment benefits a Participant may be eligible to receive under applicable federal or state unemployment laws. Any required income tax withholding and FICA (Social Security) taxes shall be deducted from any benefit paid under the Plan.

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9.                                      When the Severance Benefits Will be Paid

Within 30 days following the date that Participant’s executed Waiver and Release has been received by the Company and the 7-day revocation period has expired without a revocation, the Participant’s cash Severance Benefit described in Section 5 will be paid to the Participant in a single lump sum. Participants receiving Severance Benefits shall not be considered employees of the Company or any Affiliate for any purpose after their Termination Dates, nor shall any Severance Benefits be considered for purposes of computing benefits under or making contributions to any employee benefit plan maintained by the Company or any Affiliate.

If a Participant dies after his or her Termination Date and after executing the Waiver and Release (without having timely revoked it) but before receiving his or her cash Severance Benefit, any cash Severance Benefit will instead be paid (a) to the Participant’s beneficiary (or beneficiaries) designated under the Employer’s Life Insurance Plan covering the employee on his or her Termination Date, if such beneficiary is living, or if none is so designated or living, (b) to the executor of the Participant’s estate, in a lump sum as soon as practicable after the date of death.

Payments of other benefits described in Section 6 will be in accordance with the provisions of the governing plan documents and the applicable policies of the Company and the Affiliates.

10.                               Repayment Requirement

In the event a Participant who has received benefits under this Plan is rehired by the Company or any Affiliate within six (6) months after his or her Termination Date, such individual must repay the amount received under Section 5 of this Plan less an amount equal to the individual’s Weekly Base Compensation on his or her Termination Date for the number of weeks (or portion thereof) between his or her Termination Date and re-hire date.

11.                               Non-Assignment of Severance Benefits

No benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary, by operation of law or otherwise, and any attempt at such a transaction shall be void. Also, no benefit under this Plan shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to it.

12.                               Administration of the Plan

Appointment of Benefits Committee.  The general administration of the Plan shall be vested in the Benefits Committee appointed by the Board of Directors of the Company. For purposes of ERISA, the Benefits Committee shall be the Plan “administrator” and shall be the “named fiduciary” with respect to the general administration of the Plan.

Benefits Committee Powers and Duties.  The Benefits Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty

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(a)                                 to make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and procedures are evidenced in writing and copies thereof are delivered to the Company;

(b)                                 to construe and interpret all terms, provisions, conditions and limitations of the Plan;

(c)                                  to correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect;

(d)                                 to employ and compensate such accountants, attorneys and other agents and employees as the Benefits Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

(e)                                  to determine all questions relating to eligibility;

(f)                                   to determine the amount, manner and time of payment of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits;

(g)                                  to prepare, file and distribute, in such manner as the Benefits Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

(h)                                 to make a determination as to the right of any person to receive a benefit under the Plan;

Standard of Care.  In administering the Plan, the Benefits Committee shall discharge its duties solely in the interest of the participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Employers to Supply Information.  Each Employer shall supply full and timely information to the Benefits Committee relating to participants and such pertinent facts as the Benefits Committee may require. When making a determination in connection with the Plan, the Benefits Committee shall be entitled to rely upon the aforesaid information furnished by the Employers.

13.                             Plan Amendment and Termination

Provided it does not result in material cost to the Company, the Chairman of the Board of Directors of the Company may at any time amend this Plan. In all other circumstances, the Compensation Committee of the Board of Directors may at any time amend or terminate this Plan. Any amendment or termination shall be set out in an instrument in writing and executed by an appropriate officer of the Company. Notwithstanding anything in the foregoing to the contrary, the benefits under this Plan payable to a Participant who has returned (and has not thereafter revoked) a signed Waiver and Release and has otherwise met all of the requirements for Severance Benefits hereunder (other than the expiration of the Waiver and Release revocation period) before the Plan

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is amended or terminated shall not be adversely affected by an amendment or the termination of this Plan.

14.                             Claims and Appeal Procedures

(a)                                 Claims for benefits under the Plan shall be made in writing to the Company.

(b)                                 If a claim for benefits is wholly or partially denied, the Company shall notify the claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the plan, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(c)                                  The Company shall provide a claimant with written or electronic notification of any adverse benefit determination. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(l)(i), (iii), and (iv). The notification shall set forth, in a manner calculated to be understood by the claimant: (i) The specific reason or reasons for the adverse determination; (ii) Reference to the specific plan provisions on which the determination is based; (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (iv) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (the “Act”) following an adverse benefit determination on review. Such notification shall provide the claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits. A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards established by the Benefits Committee to ensure and to verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

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(d)                                 Within sixty (60) days of the receipt by the claimant of written or permitted electronic notification of an adverse benefit determination, the claimant may file a written request with the Plan’s Benefits Committee that it conduct a full and fair review of the denial of the claimant’s claim for benefits. A review by the Benefits Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing. In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)                                  The Benefits Committee shall notify a claimant in accordance with paragraph (f) of this Section 14 of the Benefits Committee’s benefit determination on review of a claimant’s appeal of an adverse benefit determination within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Benefits Committee, unless the Benefits Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim. If the Benefits Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

(f)                                   The Benefits Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made with written or electronic notification of the Benefits Committee’s benefit determination of the claimant’s appeal of the benefit denial. Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(I)(i), (iii), and (iv). In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (1) The specific reason or reasons for the adverse determination; (2) Reference to the specific plan provisions on which the benefit determination is based; (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (4) a statement of the claimant’s right to bring an action under section 502(a) of the Act.

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15.                             Employee Rights

As a potential participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all plan participants under ERISA plans (like this Plan) shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including (when applicable) insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including (when applicable) insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who have administrative discretion in the administration of your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan Administrator and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to

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pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

16.                             Plan Document Controls

In the event of any inconsistency between this Plan document and any other communication regarding this Plan, this Plan document controls.

17.                             Controlling Law

This Plan is an employee welfare benefit plan under ERISA. This Plan and the Waiver and Release shall be interpreted under ERISA and the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction, to the extent that state law is applicable.

18.                             General Information

(a)                                 Plan Sponsor:  RRI Energy, Inc. P.O. Box 3795, Houston, Texas 77253; (832) 357-3000.

(b)                                 Employer Identification Number of Plan Sponsor:  76-0655566.

(c)                                  Plan Number:  526.

(d)                                 Plan Year:  The plan year for reporting to governmental agencies and employees shall be the calendar year.

(e)                                  Plan Administrator:  The Benefits Committee, RRI Energy, Inc., P.O. Box 3795, Houston, Texas 77253; (832) 357-3000.

(f)                                   The Plan Administrator is responsible for the operation and administration of the Plan. The Plan Administrator is authorized to construe and interpret the Plan, and its decisions shall be final and binding. The Plan Administrator shall make all reports and disclosures required by law.

(g)                                  Agent for Service of Legal Process:  The Benefits Committee, RRI Energy, Inc., ATTN: Secretary, P.O. Box 3795, Houston, Texas 77253, is the agent for service of legal process.

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(h)                                 Plan Original Effective Date:  January 1, 2003. The RRI Energy, Inc. Severance Plan for Market Reference Zones E215 and Above and C215 and Above was originally established as the Reliant Resources, Inc. (later, Reliant Energy, Inc., and then RRI Energy, Inc.) 2003 Involuntary Severance Benefits Plan For Employees with Annual Base Pay At Least $150,000 But Less Than $200,000 effective January 1, 2003. It was amended effective August 7, 2003, January 9, 2004, June 1, 2004 and May 2, 2009. It is being amended and restated effective October 1, 2009 to change the eligibility criteria for the Plan, change the Plan’s name and to make certain additional changes in the Plan’s design.

(i)                                     Source of Benefits:  Payments due under this Plan shall be made by the Company or an Affiliate designated by the Company from the paying company’s general assets.

IN WITNESS WHEREOF, RRI Energy, Inc. has executed these presents as evidenced by the signature of its officer affixed hereto, in a number of copies, all of which shall constitute but one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 30th day of September, 2009.

RRI ENERGY, INC.

By:	/s/ Steven L. Miller
Steven L. Miller
Chairman of the Board

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Appendix E

CONFORMED COPY

JUNE 1, 2009

RRI ENERGY, INC.

EXECUTIVE SEVERANCE PLAN

Effective January 1, 2006

PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

1.                                      Introduction

1.1                               Purpose.  The purposes of the RRI Energy, Inc. (formerly, Reliant Energy, Inc.) Executive Severance Plan (the “Plan”) are as follows:

(A)                               To financially assist certain Eligible Employees following certain terminations of employment from RRI Energy, Inc. and its affiliates and subsidiaries that adopt this Plan or its successors while the Plan is in effect; and

(B)                               To resolve any possible claims arising out of employment, including its termination, by providing such employees with Severance Benefits in return for a Waiver and Release from liability.

1.2                               Voluntary Payments.  If an Employee qualifies for a benefit under this Plan, payments under this Plan are voluntary on the part of the Employer, and are not required by any legal obligation.

2.                                      Definitions.  Capitalized terms are defined in Exhibit A.

3.                                      Participation

3.1                               Eligible Employees.  An Employee will be eligible to become a Participant in the Plan and receive Severance Benefits only if the Employee receives a Notice and the Employee’s employment with his or her Employer and all Affiliates is terminated as follows:

(i)                                     an involuntary termination by the Employee’s Employer for reasons other than death, Disability or Cause or

(ii)                                  a termination initiated by the Employer and mutually agreed upon by the Employer and the Employee.  Except as otherwise provided, Employees who meet the requirements in the preceding sentence are referred to as “Eligible Employees.”

3.2                               Notification Materials.  Each Employee who receives a Notice shall be given a copy of the Plan, a form of Waiver and Release and, if applicable, a listing of the job titles and ages of all individuals eligible or selected to become Participants and the ages and job titles of all individuals in the same job classification or organizational unit who are not eligible or selected to become Participants.

3.3                               Not Eligible.  Notwithstanding any other provision herein, (i) an Employee who is entitled to receive any form of severance-related pay in connection with his or her termination of employment, whether by plan, policy, contract, agreement, or otherwise, will not be an Eligible Employee or become a Participant in the Plan and is not entitled to receive any benefit hereunder, and (ii) no Employee who is covered by a collective bargaining agreement will be an Eligible Employee or a Participant in the Plan.

3.4                               Participants.  To become a Participant, an Eligible Employee must meet the following requirements:

(A)                               on or after (not before) the Employee’s Termination Date, the Employee must execute and return to the Plan Administrator or the person designated by the Plan Administrator the Waiver and Release;

(B)                               the Employee must not revoke his or her Waiver and Release within 7 days after the Employee’s executed Waiver and Release is received by the Company; and

(C)                               the Employee must not be disqualified from receiving Severance Benefits under Section 4 below.

Notwithstanding the foregoing, the deadline for executing and returning the Waiver and Release shall be until 5:30 p.m. central time on the 46th day following the date that the Employee receives the Plan and Waiver and Release pursuant to Section 3.2 if that 46th day is after the Employee’s Termination Date, provided, however, that in no event shall the Plan and Waiver and Release be provided to the Employee later than the 10th day after his or her Termination Date (such that in no event shall the deadline for executing and returning the Waiver and Release be later than the 56th day after his or her Termination Date).  Each Eligible Employee is advised to consult an attorney before signing a Waiver and Release.

4.                                      Disqualifying Events

No Severance Benefits will be paid to an Eligible Employee who otherwise qualifies as a Participant if:

(A)                               (i) the Employee terminates employment prior to the Termination Date scheduled in his or her Notice for any reason, whether voluntarily or involuntarily, or (ii) fails to continue to perform the duties of his or her employment through that scheduled Termination Date;

(B)                               this Plan is amended in a way that makes the Employee ineligible or is terminated before the Employee has returned an executed Waiver and Release as described in Section 4.4 and has otherwise met all of the requirements for Severance Benefits hereunder;

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(C)                               the Employee fails to return all property and materials of his employer to his or her supervisor or other appropriate employer representative as of his or her Termination Date;

(D)                               during the period beginning on the Employee’s Notice Date and ending on the Employee’s Termination Date, the Employee is offered Comparable Employment;

(E)                                the Employee accepts an offer of employment with the Company, an Affiliate, a Divested Employer or an Outsourced Employer or any affiliate thereof before his or her Termination Date;

(F)                                 the Employee is entitled to any severance or other benefit due to his or her termination by an employment agreement, change of control agreement, or other severance program, plan, policy, contract, agreement or otherwise with his or her Employer; or

(G)                               the Employee fails to return the executed Waiver and Release by 5:30 p.m. central time on the 46th day following the date the Employee receives the Plan and Waiver and Release.

5.                                      Cash Severance Benefit

5.1                               Base Benefit.  An Eligible Employee who qualifies as a Participant under Section 3 shall be entitled to a lump-sum cash Severance Benefit in an amount to be determined as follows:

(A)                               For the Chief Executive Officer, the sum of two times annual base pay plus two times the Participant’s target award under the AICP;

(B)                               For officers who are classified in Market Zone 405 and above, the sum of 1.5 times annual base pay plus 1.5 times the Participant’s target award under the AICP; and

(C)                               For officers who are classified in Market Zone M403 and M404, the sum of one times annual base pay plus one times the Participant’s target award under the AICP.

5.2                               Additional Cash Benefit.  In addition, an Eligible Employee who qualifies as a Participant under Section 3 will also be entitled to one of the following:

(A)                               A Participant who is employed for at least 90 consecutive days during the current calendar year is entitled to an additional lump-sum cash Severance Benefit in an amount equal to such Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year of his or her Termination Date.

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(B)                               A Participant whose Termination Date occurs before the date on which awards under the AICP are paid out for the prior calendar year, or the date on which the Company announces that awards under the AICP will not be paid, is entitled to an additional lump-sum cash Severance Benefit in an amount equal to such Participant’s target award under the AICP, if any, prorated based on the number of days the Participant is employed in the calendar year prior to his or her Termination Date.  Notwithstanding the foregoing, any prepayments of AICP awards made during the prior calendar year shall be deducted from the amount calculated under this section.

6.                                      Continuation of Other Benefits

6.1                               Welfare Benefits.  The Employer will provide, or will cause to be provided, continued medical, dental and vision coverage (as in effect from time to time for active employees) for the Participant and the Participant’s eligible dependents at the active employees rate for a period of (i) 24 months for the Chief Executive Officer, (ii) 18 months for officers who are classified in Market Zone 405 and above, or (iii) 12 months in the case of officers who are classified in Market Zone M403 and 404, following the date of the Participant’s termination.  These benefits are subject to the terms and conditions of the plan documents providing the benefits, including the reservation of the right to amend or terminate the benefits under those plan documents at any time and the coverage will run concurrently with the period of continuation coverage under Code Section 4980B.

6.2                               All Other Benefit Plans or Programs.  Upon termination of employment, Employee’s rights under any benefit or compensation plan or program not specifically provided for in Section 6 are controlled by the terms and conditions of any such plan or program in which Employee participated, or was covered by, during his employment with an Employer.

7.                                      Payment.

7.1                               Lump Sum Payment.  Within 10 days following the date that a Participant timely returns an executed Waiver and Release (without having timely revoked it), the Participant’s cash Severance Benefit described in Section 5 will be paid to the Participant in a single lump sum.  Participants receiving Severance Benefits will not be considered employees of the Company or any Affiliate for any purpose after their Termination Dates, nor will any Severance Benefits be considered for purposes of computing benefits under or making contributions to any employee benefit plan maintained by the Company or any Affiliate.

7.2                               Death.  If a Participant dies after his or her Termination Date and after executing the Waiver and Release (without having timely revoked it) but before receiving his or her cash Severance Benefit, any cash Severance Benefit will instead be paid (a) to the Participant’s beneficiary (or beneficiaries) designated under the Employer’s Life Insurance Plan covering the employee on his or her Termination

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Date, if such beneficiary is living, or if none is so designated or living, (b) to the executor of the Participant’s estate, in a lump sum as soon as practicable after the date of death.

7.3                               Other Benefits.  Payments of other benefits described in Section 6 will be in accordance with the provisions of the governing plan documents and the applicable policies of the Company and the Affiliates.

8.                                      Repayment Requirement.  In the event a Participant who has received benefits under this Plan is rehired by the Company or any Affiliate within sixty (60) days after his or her Termination Date, that individual must repay the amount received under Section 5 of this Plan less an amount equal to the individual’s weekly salary or wages on his or her Termination Date for the number of weeks (or portion thereof) between his or her Termination Date and re-hire date.

9.                                      Confidential and Proprietary Business Information & Nonsolicitation Obligations.  Notwithstanding any provision of this Plan to the contrary, an Employee’s entitlement to the benefits provided for under this Plan will be fully subject to the provisions of the Waiver and Release regarding confidential and proprietary business information and non-solicitation, and the Company and the Affiliates will be entitled to take all actions specified in the Waiver and Release with respect to an Employee who fails to comply with those provisions.

10.                               Unemployment; Taxes.  Payments under this Plan will not be reduced because of any unemployment benefits an Employee may be eligible to receive under applicable federal or state unemployment laws.  Any required income tax withholding and FICA (Social Security) taxes will be deducted from any benefit paid under the Plan.

11.                               Non-Assignment of Severance Benefits.  No benefit under this Plan will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, voluntary or involuntary, by operation of law or otherwise, and any attempt at such a transaction will be void.  Also, no benefit under this Plan will be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to it.

12.                               Administration of the Plan.

12.1                        Appointment of Benefits Committee.  The general administration of the Plan is vested in the Benefits Committee appointed by the Board of Directors of the Company.  For purposes of ERISA, the Benefits Committee is the Plan “administrator” and the “named fiduciary” with respect to the general administration of the Plan.

12.2                        Benefits Committee Powers and Duties.  The Benefits Committee supervises the administration and enforcement of the Plan according to its terms and provisions and has the sole discretionary authority and all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

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(A)                               to make rules, regulations and procedures for the administration of the Plan which are not inconsistent with the terms and provisions, provided the rules, regulations and procedures are written and copies are delivered to the Company;

(B)                               to construe and interpret all terms, provisions, conditions and limitations of the Plan;

(C)                               to correct any defect, supply any omission, construe any ambiguous or uncertain provisions, or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect;

(D)                               to employ and compensate accountants, attorneys and other agents and employees as the Benefits Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

(E)                                to determine all questions relating to eligibility;

(F)                                 to determine the amount, manner and time of payment of any benefits hereunder and to prescribe procedures to be followed by distributees in obtaining benefits;

(G)                               to prepare, file and distribute information and material required by the reporting and disclosure requirements of ERISA;

(H)                              to make a determination as to the right of any person to receive a benefit under the Plan;

12.3                        Standard of Care.  In administering the Plan, the Benefits Committee will discharge its duties solely in the interest of the participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

12.4                        Employers to Supply Information.  Each Employer shall supply full and timely information to the Benefits Committee relating to participants and such pertinent facts as the Benefits Committee may require.  When making a determination in connection with the Plan, the Benefits Committee shall be entitled to rely upon the information furnished by the Employers.

13.                               Plan Amendment and Termination

Provided it does not result in material cost to the Company, the Chairman of the Board of Directors of the Company may at any time amend this Plan.  In all other circumstances, the Compensation Committee of the Board of Directors may at any time amend or

6

terminate this Plan. Any amendment or termination must be in writing and executed by an appropriate officer of the Company.  Notwithstanding anything in the foregoing to the contrary, the benefits under this Plan payable to a Participant who has returned (and has not thereafter revoked) a signed Waiver and Release and has otherwise met all of the requirements for Severance Benefits (other than the expiration of the Waiver and Release revocation period) before the Plan is amended or terminated shall not be adversely affected by an amendment or the termination.

14.                               Section 409A of the Code.  With respect to any benefits under the Plan that are subject to Section 409A of the Code, it is the intent of the Company that the provisions of the Plan comply with Section 409A of the Code and accompanying Treasury regulations and guidance, including, without limitation, in the case of a Participant who is a “specified employee” within the meaning of Code Section 409A, a delay of payment of any such benefits until a date that is six months and two days after his or her Termination Date (or, if earlier, the date of his or her death).  Accordingly, notwithstanding any provision in the Plan to the contrary, this Plan will be interpreted, applied and, to the minimum extent necessary, unilaterally amended by the Company, in its sole discretion, without the consent of any Participant, as the Company deems appropriate for the Plan to satisfy the requirements of Section 409A.  The provision of welfare benefits under Section 6.1 of the Plan that are subject to Section 409A of the Code shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the provision of such benefits will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event.  The right to such welfare benefits is not subject to liquidation or exchange for another benefit.

15.                               Claims and Appeal Procedures

(A)                               Claims for benefits under the Plan shall be made in writing to the Company.

(B)                               If a claim for benefits is wholly or partially denied, the Company shall notify the claimant of the Plan’s adverse benefit determination within a reasonable period of time, but not later than 90 days after receipt of the claim by the plan, unless the Company determines that special circumstances require an extension of time for processing the claim.  If the Company determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of such initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination.  The period of time within which a benefit determination is required to be made shall begin at the time a claim is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

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(C)                               The Company shall provide a claimant with written or electronic notification of any adverse benefit determination.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-l(c)(l)(i), (iii), and (iv).  The notification shall set forth, in a manner calculated to be understood by the claimant:  (i)  The specific reason or reasons for the adverse determination; (ii)  Reference to the specific plan provisions on which the determination is based; (iii)  A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; (iv)  A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended (the “Act”) following an adverse benefit determination on review.  Such notification shall provide the claimant the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits.  The claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  A document, record, or other information shall be considered “relevant” to a claimant’s claim if such document, record, or other information (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or (iii) demonstrates compliance with the administrative processes and safeguards established by the Benefits Committee to ensure and to verify that benefit claim determinations are made in accordance with governing plan documents and that, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(D)                               Within sixty (60) days of the receipt by the claimant of written or permitted electronic notification of an adverse benefit determination, the claimant may file a written request with the Plan’s Benefits Committee that it conduct a full and fair review of the denial of the claimant’s claim for benefits.  A review by the Benefits Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is filed in accordance with the reasonable procedures established by the Benefits Committee, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing.  In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit

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determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(E)                                The Benefits Committee shall notify a claimant in accordance with paragraph (f) of this Section 15 of the Benefits Committee’s benefit determination on review of a claimant’s appeal of an adverse benefit determination within a reasonable period of time, but not later than 60 days after receipt of the claimant’s request for review by the Benefits Committee, unless the Benefits Committee determines that special circumstances (such as the need to hold a hearing, if the Plan’s procedures provide for a hearing) require an extension of time for processing the claim.  If the Benefits Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the plan expects to render the determination on review.

(F)                                 The Benefits Committee shall notify the claimant of the benefit determination as soon as possible, but not later than 5 days after the benefit determination is made with written or electronic notification of the Benefits Committee’s benefit determination of the claimant’s appeal of the benefit denial.  Any electronic notification shall comply with the standards imposed by 29 CFR 2520.104b-1(c)(I)(i), (iii), and (iv).  In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by the claimant: (1) The specific reason or reasons for the adverse determination; (2) Reference to the specific plan provisions on which the benefit determination is based; (3) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (4) a statement of the claimant’s right to bring an action under section 502(a) of the Act.

16.                               Employee Rights

As a potential participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA).  ERISA provides that all plan participants under ERISA plans (like this Plan) shall be entitled to:

Receive Information About Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan, including (when applicable) insurance contracts and a copy of the latest annual report (Form 5500 Series)

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filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including (when applicable) insurance contracts, and copies of the latest annual report (Form 5500 Series) and updated summary plan description.  The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report.  The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who have administrative discretion in the administration of your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries.  No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan Administrator and do not receive them within 30 days, you may file suit in a Federal court.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.  If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.  In addition, if you disagree with the Plan’s decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court.  If it should happen that Plan fiduciaries misuse the plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you

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need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

17.                               Prior Plans Superseded.  This Plan represents an amendment and restatement of all prior severance plans, practices or policies (other than individual contracts providing for severance benefits) in effect with the Company or an Affiliate as of the Effective Date with respect to Employees (as defined below).  All such prior severance plans, practices and policies are hereby superseded by this Plan.

18.                               Plan Document Controls.  In the event of any inconsistency between this Plan document and any other communication regarding this Plan, this Plan document controls.

19.                               Controlling Law.  This Plan is an employee welfare benefit plan under ERISA.  This Plan and the Waiver and Release shall be interpreted under ERISA and the laws of the State of Texas, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction, to the extent that state law is applicable.

20.                               General Information

Plan Sponsor:  RRI Energy, Inc. P.O. Box 4567, Houston, Texas 77210; (713) 497-3000.

Employer Identification Number of Plan Sponsor:  76-0655566.

Plan Number:  528

Plan Year:  The plan year is the calendar year.

Plan Administrator:  The Benefits Committee, RRI Energy, Inc., ATTN:  Secretary, P.O. Box 1384, Houston, Texas 77251; (713) 497-7376.

The Plan Administrator is responsible for the operation and administration of the Plan.  The Plan Administrator is authorized to construe and interpret the Plan, and its decisions shall be final and binding.  The Plan Administrator shall make all reports and disclosures required by law.

Agent for Service of Legal Process:  The Benefits Committee, RRI Energy, Inc., ATTN:  Secretary, P.O. Box 1384, Houston, Texas 77251, is the agent for service of legal process.

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Source of Benefits:  Payments due under this Plan shall be made by the Company or an Affiliate designated by the Company from the paying company’s general assets.

RRI ENERGY, INC.

By:	/s/ Karen D. Taylor
Karen D. Taylor
Senior Vice President
Human Resources

Date:	March 2, 2006

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EXHIBIT A

DEFINITIONS

As used in this Plan, the following terms shall have the following meanings (and the singular includes the plural, unless the context clearly indicates otherwise):

Affiliate:  Each corporation, partnership or other business entity which is 50% or more owned, directly or indirectly, by RRI Energy, Inc.

AICP:  The Company’s Annual Incentive Compensation Plan, as in effect from time to time or any similar successor plan adopted by the Company.

Benefits Committee:  The Benefits Committee appointed by the Board of Directors pursuant to Section 12 of the Plan.

Cause:  Termination from employment, as determined in the sole discretion of the Company, due to unacceptable performance, failure to perform, misconduct, negligence, dishonesty, excessive absenteeism, acts detrimental or destructive to the Company or its Affiliates, employees or property, or any violation of the policies of the Company or its Affiliates.  This definition applies to this Plan only and is not meant to define the legal grounds for a termination for cause.  Use of the term in this Plan does not change or modify any employee’s at-will status.

COBRA:  The Consolidated Omnibus Budget Reconciliation Act of 1985 as amended from time to time, currently embodied in Internal Revenue Code Section 4980B, which provides for continuation of group health plan coverage in certain circumstances.

Code:  The Internal Revenue Code of 1986, as amended.

Company:  RRI Energy, Inc., a Delaware corporation, and any successor to RRI Energy, Inc.

Comparable Employment:  Employment with an Employer, any Affiliate, an Outsourced Employer or a Divested Employer that (1) provides total annual compensation (including base pay and bonus opportunity not less than 90 percent of the Employee’s Compensation, and (2) is at a location that is not more than 50 miles from the principal place of employment for the Employee on the Employee’s Notice Date.

Compensation:  The Employee’s annual base salary and target incentive award opportunity under the AICP as of his or her Notice Date.

Disability:  Disability within the meaning of the Company’s Long Term Disability Plan.

Divested Employer:  (1) a division, subsidiary, venture or partnership, or other business segment of the Company or an Affiliate of the Company, which has been or is proposed to be divested, or (2) the proposed or actual purchaser or acquirer thereof, by reason of ownership or acquisition of stock assets or otherwise, and includes any Affiliate of such Divested Employer.

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Effective Date:  January 1, 2006.

Eligible Employee:  An Employee described in Section 3.

Employee:  Any person (1) who is designated on employment records of an Employer as an active, regular (not designated temporary or contractor), full-time employee of the Employer; (2) who is designated as an officer by functional title; and (3) and whose compensation is classified in the Company’s compensation system or records as being in Market Zone M403 (or its equivalent should the Company charge nomenclature) or above for base salary and bonus.

Employer:  The Company and any Affiliate of the Company that with the consent of the Company has become a participating employer in the Plan.  A list of the Employers is attached to this document as Exhibit B, which may be amended by the Company from time to time.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

Notice:  A written notice provided to an Employee which states that the employment of the Employee will be terminated, advises the Employee of his or her scheduled Termination Date and states that the Employee is eligible for participation in this Plan.

Notice Date:  The date on which an Employee receives a Notice.

Outsourced Employer:  A third-party service provider to whom the Company has outsourced business functions or services.

Participant:  An Eligible Employee who meets the requirements set forth in Sections 3.1, 3.2 and 3.3 of this Plan.

Plan Administrator:  The Benefits Committee appointed by the Board of Directors of RRI Energy, Inc.

Severance Benefits:  Benefits described in Sections 5, 6(a)(1) and 6(a)(2) .

Termination Date:  The last day on which an Employee is carried on the active payroll of an Employer.

Waiver and Release, or Waiver and Release Agreement:  The legal document in which an Employee, in exchange for Severance Benefits under the Plan, among other things, releases the Company and all of the Affiliates, their directors, officers, employees and agents, their employee benefit plans, and the fiduciaries and agents of said plans, and all other entities and persons set forth in the Waiver and Release, from liability and damages in any way related to the Employee’s employment with or separation from employment with the Company or any of its Affiliates.  The Company may include other matters in the Waiver and Release Agreement, as the Company determines in its sole discretion, including, but not limited to, the provisions of Section 7.

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EXHIBIT B

PARTICIPATING EMPLOYERS

Orion Power Operating Services Midwest, Inc.

RRI Energy Corporate Services, LLC

RRI Energy Florida, LLC

RRI Energy, Inc. (formerly, Reliant Energy, Inc.)

RRI Energy Mid-Atlantic Power Services, Inc.

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